CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit 10.1
MANUFACTURING AND TECHNOLOGY DEVELOPMENT master AGREEMENT
July 2nd, 2020
Between Orchard Therapeutics (Europe) Limited and MolMed S.p.A.

THIS MANUFACTURING AND TECHNOLOGY DEVELOPMENT MASTER AGREEMENT (the “Agreement”) is entered into and made effective as of July 2nd, 2020 (the “Effective Date”)

BY and BETWEEN:

(1)	Orchard Therapeutics (Europe) Limited, with registered offices at 108 Cannon Street, London, EC4N 6EU, England, company number 09759506, (OTL); and
(2)	MolMed S.p.A., with registered offices at Via Olgettina 58, 20132 Milano, Italy, V.A.T. 11887610159, (MolMed).

Each of OTL and MolMed are referred to herein as a Party or, collectively, as Parties.

WHEREAS:

(A)

On 11 April 2018, OTL entered into an asset purchase and license agreement (the “GSK-OTL Agreement”) with Glaxo Group Limited and GlaxoSmithKline Intellectual Property Development LTD (together, “GSK-1”), pursuant to which GSK-1 transferred to OTL its portfolio of approved and investigational rare disease gene therapies, including Strimvelis for Adenosine Deaminase Severe Combined Immune Deficiency (“ADA-SCID”), OTL-103 for Wiskott-Aldrich Syndrome (“WAS”), OTL-200 for Metachromatic Leukodystrophy (“MLD”) and OTL-300 for Beta thalassemia (“Beta Thal”);

(B)	GlaxoSmithKline Intellectual Property Development Limited and GlaxoSmithKline Trading Services Limited (together “GSK-2”), and MolMed entered into a Strategic Manufacturing and Technology

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Development Agreement on 19 March 2015, which was amended and restated on 1 September, 2016 (the “Prior Agreement”) under which GSK reserved certain cell processing capacity at MolMed, and MolMed agreed to manufacture and supply certain viral vectors and to conduct certain cell processing development and commercial cell processing activities for GSK;

(C)	On 11 April 2018, GSK-2 assigned the Prior Agreement to OTL and OTL assumed all rights and obligations of GSK-2 under the Prior Agreement;
(D)	On 27 June 2019, OTL and MolMed entered into an amendment agreement through which [***].
(E)

The Parties intend to carry out their collaboration by entering into this master agreement which sets forth the structure, rights, restrictions and obligations under which OTL desires and MolMed agrees to perform the Services.

IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation
1.1	Definitions

As used in this Agreement, the following terms shall have the meanings set forth in this Clause 1.1 unless the context dictates otherwise:

Administrative Fee shall mean [***].

Affiliate means any Person, whether de jure or de facto, which directly or indirectly through one (1) or more intermediaries Controls, is Controlled by or is under common Control with that Person.

[***] shall mean [***].

[***] means [***].

Agreement has the meaning given in the Preamble.

AIFA means Agenzia Italiana del Farmaco (Italian Medicines Agency), or any successor entity thereto.

Applicable Law means all applicable federal, state, national and local laws, statutes or ordinances governing the provision of the Services or otherwise relevant to the performance of a Party’s obligations under this Agreement, including any regulations, rules or published guidelines or pronouncements having the effect of law promulgated by any Regulatory Authority.

Approved Subcontractors means any Subcontractor i) selected by OTL and audited and qualified by MolMed and/or  (ii) for which the Parties are not able to identify a viable alternative to perform such part of the Services. For the purpose of this Agreement shall be considered Approved Subcontractors the following entities: [***]

Arising General OTL IPR means any Arising OTL IPR that is not Arising Specific OTL IPR. For the avoidance of doubt, Arising General OTL IPR shall include any Arising OTL IPR that primarily

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

relates to roller bottles, flasks, cell factories, plastic kits, plastic devices, bioreactors, equipment for vector and cell manipulation, process, analytical methods, quality assurance management, regulatory activities, which are used and/or applied for development, Manufacturing and control in the provision of the Services and which, in each case, do not relate specifically to the development or Manufacture of Products.

Arising OTL IPR means Arising General OTL IPR and Arising Specific OTL IPR that arises, is discovered, is invented or is developed, on the basis of OTL Information, through the performance of the Services or the performance of any other obligations under this Agreement.

Arising Specific OTL IPR means any Arising OTL IPR that relates specifically to the development or Manufacture of Products.

Availability Notice shall mean the notice provided by MolMed in writing to OTL, stating that the Deliverable is ready for delivery and collection.

Background Non-Enablement Know-How Notice has the meaning given in Clause 3.4(a).

Baseline Pricing Model means the model pursuant to which  the new indication Manufacturing Fee shall be equal to [***].

Batch means the quantity of Product resulting from a single batch run.

Batch Certificate means the certification of the Batch signed by a Qualified Person pursuant to Clause 8

Breaching Party has the meaning assigned to such term in Clause 16(b) and 18.2 a).

Business Day means a calendar day (other than a Saturday or Sunday) on which banks are open for ordinary face to face business in London and Milan.

cGMP means the current good manufacturing practices with respect to the Manufacture of Products required by:

(a)	if the Product is to be supplied to an ICH region, the relevant International Conference on Harmonisation Quality Guidelines relating to good manufacturing practice; and/or
(b)

if the Manufacture is conducted within EEA or if the Product is to be supplied to a country within EEA, the standards, rules, principles and guidelines of Good Manufacturing Practices for medicinal products set out in Directive 2001/83/EC (as amended by Directive 2004/27/EC), Directive 2003/94/EC and EudraLex – Volume 4 of the Rules Governing Medicinal Products in the European Union entitled "EU Guidelines to Good Manufacturing Practice Medicinal Products for Human and Veterinary Use". and/or

(c)

if the Manufacture is conducted within the United States of America or if the Product is to be supplied to a country within the United States of America, the standards, rules, principles and guidelines of the FDA for medicinal products.

Change of Control means, with respect to MolMed, that any Person [***] that did not previously have Control of MolMed assumes Control of MolMed.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Commercial Products shall mean Products for commercial use.

Commercial Specification shall mean the Specification for Commercial Product set forth in the Product Technical Specification.

Commercially Reasonable Endeavours means, with respect to a Party, such endeavours as are consistent with the endeavours and resources normally used by a Party in the exercise of its reasonable business discretion relating to either (a) a product owned by it or to which it has exclusive rights, which is of similar market potential at a similar stage in its development or product life, or (b) the provision of services; in each case taking into account issues of scientific risk, patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products (including, without limitation, pricing and reimbursement status achieved), and other relevant factors, including without limitation, technical, legal, scientific and/or medical factors.

Confidential Information has the meaning assigned to such term in Clause 13.1.

Contract Year means the period commencing on the Effective Date and ending on 31st March (the First Contract Year); and (b) with respect to each subsequent Contract Year, the twelve (12) month period beginning on April 1st of each calendar year.

Control, Controls, Controlled or Controlling means:

(a)

with respect to any Intellectual Property Right, Know-How, information or material, possession of the ability to grant the licences or sublicences as provided herein without violating the terms of any agreement or other arrangement with any Third Party (and a Party shall be deemed to Control certain specified Intellectual Property Right, Know-How, information or material to the extent of its individual or joint interest therein, as applicable); and

(b)	with respect to any Person, [***] or any of its subsidiaries and/or affiliates:
(i)

the holding (whether directly or through any controlled company, fiduciary company or nominee) of the majority of the voting rights with respect to that Person as exercisable in any relevant ordinary shareholders meeting; or

(ii)

the holding (whether directly or through any controlled company, fiduciary company or nominee) of sufficient voting rights with respect to that Person to enable the exercise of a dominant influence over that Person in any relevant ordinary shareholders meeting; or

(iii)	the holding of a dominant influence over that Person as a consequence of specific contractual obligations.

Critical Material means materials identified in Schedule 5 used in the performance of the Service, purchased by MolMed but expressly requested by OTL.

Data means, in respect of any Human Biological Samples, information about such Human Biological Samples, such as pathology information and information regarding the integrity of Human Biological Samples. For the avoidance of doubt, Data does include personal identifiable information (meaning information which identifies a specific individual).

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Data Processor Agreement means the Agreement to  be signed between the Parties pursuant to which OTL appointed MolMed, in accordance with art. 28 of the GDPR as the data processor.

[***] shall mean [***].

Default Change of Control means any Change of Control of MolMed which either (a) is to an OTL Competitor or (b) in OTL’s reasonable opinion creates a Material Business Risk for OTL.

Deliverable shall means  the Products and the documents identified in Schedule 7 as “deliverable”.

Development Plan has the meaning given in Schedule 3.

Development Services has the meaning given to it in Schedule 3.

Disclosing Party has the meaning assigned to such term in Clause 13.1.

Drug Product Manufacturing Fees has the meaning given in Schedule 2.

Drug Product means the cell sample for transfer to the patient, following purification and transduction of the relevant Starting Cell Population as per the prescribed manufacturing process (which will typically involve transduction with the applicable Viral Vector for the relevant indication), and in each case as described in the relevant Specifications.

Effective Date has the meaning given in the Preamble.

EEA means European Economic Area.

EMA means the European Medicines Agency for the Evaluation of Medicinal Products of the European Union, or any successor agency thereto.

European Commission means the executive body of the European Union that has legal authority to grant marketing authorisation approvals for pharmaceutical products in the European Union following scientific evaluation and recommendation from the EMA or other applicable Regulatory Authorities.

European Union or EU means all countries that are officially recognised as member states of the European Union at any particular time during the Term.

EUTCD means the European Union Tissue and Cells Directive (Directive 2004/23/EC).

[***] Field means the research, development, manufacture and commercialisation of cell and gene therapy products based on ex vivo transduction of stem cell for palliation, diagnosis, cure or prevention of the [***] Indications and [***] Indications.

Exclusive Transduction Suite means each cell transduction manufacturing suite described in Schedule 4.

FDA means the U.S. Food and Drug Administration, or any successor entity thereto.

First Contract Year has the meaning given in the definition of “Contract Year”.

First Party has the meaning given in Clause 18.2 (b).

Force Majeure Event has the meaning given in Clause 20.8

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

GSK-OTL Agreement means an asset purchase and license agreement between Glaxo Group Limited and GlaxoSmithKline Intellectual Property Development LTD (together, “GSK-1”), and OTL upon which GSK-1 transferred to OTL its portfolio of approved and investigational rare disease gene therapies.

Human Biological Samples means human biological samples (including any derivatives or progeny thereof). For the avoidance of doubt, bone marrow samples and leukapheresis samples are deemed to be Human Biological Samples.

[***] Indication means [***].

[***] Indication means [***].

Indemnitee has the meaning given in Clause 15.3.

Intellectual Property Rights or IPR means any and all Patents, design rights, copyright, database rights, trade marks (whether or not any of them are registered or reasonably capable of being registered or patented including applications for registration of any of them), trade secrets, rights in Know-How, rights of confidence and all rights or forms of protection of a similar nature or having equivalent or similar effect to them subsisting anywhere in the world.

Joint Operating Committee has the meaning given in Clause 4.1(a).

Joint Ownership Parties has the meaning given in Clause 3.1(e).

Jointly Owned IPR means any Intellectual Property Rights that are discovered, invented, developed or otherwise conceived jointly by (a) employees or consultants of OTL or its Affiliates, on the one hand and (b) employees or consultants of MolMed or its Affiliates, on the other hand, in connection with the performance of the Services or the performance of any other obligations under this Agreement, but excluding any Arising OTL IPR.

Know-How means any proprietary or confidential technology, technical, scientific and medical information, methods of use, processes, techniques, ideas, inventions (excluding any inventions disclosed in any Patent or published Patent application), improvements, modifications, know-how, practices, trade secrets, chemistry, manufacturing and control data, quality control information, validation data and procedures, and pharmacological, toxicological and preclinical and clinical test data and results and regulatory information and marketing, promotion and other similar information and materials.

Licensed Field means any use or purpose whatsoever, including (i) use in the research, development, manufacture and commercialisation of cell and gene therapy products based on ex vivo transduction of stem cell for the treatment, palliation, diagnosis, cure or prevention of any human rare disease, disorder or condition and (ii) use in connection with the establishment and operation of the OTL Manufacturing Hubs.

Losses has the meaning given in Clause 15.1.

Manufacturing Fees means those fees calculated in accordance with Schedule 1 and Schedule 2.

Manufacturing Licence means all licences, other than a Product License and OTL Licence IPR, necessary for or required by MolMed, according to the requirements of any Regulatory Authorities and/or Applicable Law, in connection with the Manufacture of any Product at the MolMed Facility.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Manufacturing Services means the services to be provided by MolMed pursuant to Clause 2.1(a) and 2.1(b).

Master Batch Record means the pro forma (blank) manufacturing batch record relating to the Products providing detailed instructions for execution of the Manufacturing process and for use in generating individual Batch Records.

Material Business Risk means, in relation to any Change of Control of MolMed, any risk that OTL, in its reasonable opinion determines could present a  risk to OTL's competitive position, OTL’s reputation, OTL’s ability to protect or secure any Intellectual Property Rights of OTL or its Affiliates. Examples may include, but are not limited to, where the Person assuming Control of MolMed is a company with whom OTL is in dispute at that time, a company with whom OTL is or has been in litigation, a company that has competing programs or technologies, or a company that operates in jurisdictions or engages in business practices that are at odds with OTL’s corporate ethical or anti-bribery and anti-corruption policies.

MolMed Enablement Know-How means any MolMed IPR that is either i) MolMed New IPR or ii) used by MolMed in the performance of the Services (but for the avoidance of doubt, excluding any Arising OTL IPR).

MolMed Enablement Licence has the meaning given in Clause 3.2(a).

MolMed Enablement Patent means any Patent which claims Know-How that is MolMed Enablement Know-How.

MolMed Facility means the manufacturing facility of MolMed at Via Olgettina 58, 20132 Milan, Italy and/or the manufacturing facility of MolMed at via Meucci 3 Bresso or such other European manufacturing facility of MolMed as shall have been approved in writing by OTL for the Manufacture of Products pursuant to this Agreement.

“MolMed Fault” means [***];

MolMed IPR means any Intellectual Property Rights, Know-How, information and materials that are Controlled by MolMed (whether at the Effective Date or at any time during the Term).

MolMed New IPR means any Intellectual Property Right that arises, is discovered, is invented or is developed by or on behalf of MolMed, independently of OTL Information and OTL Background IPR, through the performance of the Services or the performance of MolMed’s other obligations under this Agreement, but excluding any Jointly Owned IPR.

New Indication Notice shall have the meaning given in Clause 2.3.

Non-Breaching Party has the meaning assigned to such term in Clause18.2(a).

Non-Commercial Product means Products for clinical or named use/compassionate use.

Non-Commercial Specification shall mean the specifications marked as “Safety” in the Product Specification File (PSF), (for clarity the Safety Specifications include sterility, microbiological control, and mycoplasma specifications).

MolMed Non-Enablement Know-How means any IPR which i) constitutes MolMed IPR and ii) is not MolMed Enablement Know How (whether at the Effective Date or during the Term), including but not limited to any IPR related to MolMed’s proprietary products their manufacturing and analytical

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

testing, MolMed’s proprietary manufacturing processes and analytical methods deriving from internal research including IPRs identified in Schedule 9 as well as any other IPR developed by MolMed out of the scope of the present Agreement through internal research activities or with Third Parties.

Non-Resource Charges means those charges relating to items other than resource to be calculated, invoiced and payable pursuant to Schedule 3.

OTL Background IPR means Intellectual Property Rights that are Controlled by OTL, including but not limited to any IPR related OTL’s Product (including Manufacturing,  as well as any other IPR provided or otherwise transferred by OTL to MolMed for the performance of the Services (whether at the Effective Date or at any time during the Term), but excluding any Arising OTL IPR.

OTL Competitor means any Person researching, developing or commercialising an ex vivo gene therapy for human use, either directly or via an Affiliate of that Person, in at least one of the [***] Indications and/or [***] Indications except where such activities are solely conducted on behalf of a Third Party that is not an Affiliate of that Person as a bona fide contract manufacturing business.

OTL Information means the information provided by OTL, or any Affiliate or Third Party engaged by OTL, to MolMed under this Agreement.

OTL Licences IPR means any Intellectual Property Rights that are necessary to ensure MolMed’s freedom to operate in the use of the OTL Background IPR, OTL Information, OTL Materials for the performance of the Services under this Agreement.

OTL Manufacturing Hubs means any site or sites owned or contracted by OTL for the purposes of Manufacturing Products whether performed by Orchard directly or performed by a contractor on behalf of OTL.

OTL Materials means biological material [***] provided by OTL or residing at MolMed facilities but owned by OTL or to which OTL has been granted a right to use by Third Party. The OTL Materials as of the Effective Date are set out in Schedule 5 and may be subject to change following the Effective Date prior written agreement between the Parties.

OTL Nominated User means any Third Party nominated by OTL (by written notice to MolMed) to benefit from the provision of Manufacturing Services under this Agreement.

Party or Parties has the meaning assigned to such term in the Preamble.

Patent means (a) all patents and patent applications in any country or supranational jurisdiction in the Territory, (b) any substitutions, divisions, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (c) foreign counterparts of any of the foregoing.

Payee has the meaning given in Clause12.5(d).

Payor has the meaning given in Clause12.5(d).

Person means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organisation, governmental authority or agency, or any other entity not specifically listed herein.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Prior Agreement means a Strategic Manufacturing and Technology Development Agreement between GlaxoSmithKline Intellectual Property Development Limited and GlaxoSmithKline Trading Services Limited (together “GSK-2”) and MolMed dated 19 March 2015, which was amended and restated on 1 September, 2016.

Product means any Drug Product, or Viral Vector.

Product Licence means, with respect to any Product, each and every product licence (other than OTL Licences IPR), marketing authorisations or any other authorisation(s) (as the case may be) relating to the marketing, sales and/or distribution of that Product.

Quality Agreement means, with respect to any Product, the quality agreement signed by the Parties which shall set out the Parties’ respective responsibilities for quality matters relating to the Manufacture of that Product.

Qualified Person means a person appointed by MolMed to undertake the responsibilities of a “Qualified Person” as defined in Article 51 of Directive 2001/83.

Receiving Party has the meaning given in Clause 13.1.

Regulatory Authority means any national or supranational governmental or regulatory authority which has responsibility in any country in the Territory over the Manufacture, development or commercialisation of Products, including, without limitation, the EMA, the European Commission, the AIFA and the FDA.

Relevant Know-How means any Know-How in the possession or Control of MolMed or any of its Affiliates (whether owned by MolMed, OTL, any of their respective Affiliates or any Third Party) which is necessary or reasonably useful in order to (a) Manufacture Products, (b) operate any OTL Manufacturing Hub or (c) create quality control processes and procedures relevant to the Manufacture of Products. For the avoidance of doubt, “Relevant Know-How” shall include all MolMed Enablement Know-How.

[***] Indications [***].

[***] Indication [***] means [***].

[***] Indication/s [***].

Resource Charges means those resource-based charges to be calculated, invoiced and payable pursuant to Schedule 3.

Sales Tax means any sales, purchase, value added or turnover tax as may be applicable in any relevant jurisdiction, including value added tax chargeable under or pursuant to the EC Council Directive (2006/112/EC).

Second Party has the meaning assigned to such term in Clause 18.2(b).

Service Fees means the Resource Charges and the Non-Resource Charges.

Services means the Manufacturing Services, the Development Services and the Technology Transfer Services.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Specifications means with respect to Commercial Product the Commercial Specification and with respect to Non-Commercial Product the Non-Commercial Specification.

Specific Equipment means any equipment owned by OTL that is (i) made available to MolMed by OTL; and/or (ii) purchased by MolMed and reimbursed by OTL. The Specific Equipment already at the disposal of MolMed are listed in Schedule 6 hereto and shall be subject to the terms of this Agreement.

Statement of Work or SOW has the meaning given in Schedule 3.

Subcontract means each contract or agreement entered into by or on behalf of MolMed and any Person (whether or not in writing) under which that Person agrees to provide all or any part of the Services or perform any other obligation of MolMed arising under or in connection with this Agreement.

Subcontractor means a subcontractor of MolMed engaged by or on behalf of MolMed under a Subcontract. For the purpose of this Agreement entities qualified by OTL shall not be considered Subcontractors.

Technology Transfer Services means the technology transfer activities to be conducted by MolMed pursuant to Clause 2.1(d).

Term means the period commencing on the Effective Date and ending on the date when this Agreement is terminated in accordance with Clause 18.

Territory means the world.

Testing Laboratories means any Third Party instructed by MolMed to carry out tests on Products subject to OTL’s consent pursuant to Clause 10.

Third Party means any Person other than i) OTL or MolMed or ii) an Affiliate of OTL or MolMed.

Third Party Claims has the meaning given in Clause 15.1.

Transduction Suite Reimbursement Amount shall mean the amount calculated in accordance with Clause 5.1 of Schedule 4.

Transduction Suite Termination Fee shall mean the amount calculated in accordance with Clause 5.3 of Schedule 4.

TT Nominee means any Affiliate of OTL or any strategic Third Party partner of OTL that OTL may nominate from time to time (by written notice to MolMed) to receive the benefit of the technology transfer of Relevant Know-How pursuant to Schedule 3.

U.S. means the United States of America and its territories and possessions.

Viral Vector means the key intermediate viral vector for each [***] Indication and/or [***] Indication, as applicable, as described in the relevant specification for that indication for use by OTL, its Affiliates and/or OTL’s nominated contract manufacturers (including MolMed) in the Manufacture of the relevant Drug Product.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.2	Interpretation
(a)	In this Agreement:
(i)	subject to Clause 20.7 , any reference to a Party to this Agreement includes a reference to the successors or assigns (immediate or otherwise) of that Party;
(ii)	any reference importing a gender includes the other genders; and
(iii)	any reference to writing includes typing, printing and e-mail.
(b)	In this Agreement each reference to a document is to that document as amended, varied, assigned or novated from time to time otherwise than in breach of this Agreement or that document.
(c)	The headings in this Agreement do not affect its interpretation.
(d)	The Schedules and annexes to this Agreement form part of it.
(e)	If there is any conflict or inconsistency between:
(i)	a term in the main body of this Agreement;
(ii)	a term in any of the Schedules; and
(iii)	any other document referred to or otherwise incorporated by reference into this Agreement,

the term falling into the category first appearing in the list above shall, unless it is expressly stated otherwise, take precedence. Nothwithstanding the above, if there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and those of any Quality Agreement, the Quality Agreement shall control solely in respect of the allocation and scope of the parties’ quality-related performance obligations, and this Agreement shall control in all other respects, including in respect of financial obligations and risk allocation.

(f)

Specific words indicating a type, class or category of thing do not restrict the meaning of general words following specific words, such as general words introduced by the word "other" or a similar expression. General words followed by specific words shall not be restricted in meaning to the type, class or category of thing indicated by the specific words. The words including and include shall mean "including without limitation" and "include without limitation" respectively.

(g)	In this Agreement any reference to costs and expenses shall be construed as a reference to a party's internal costs and third party expenditure.
(h)

Where any statement made by a Party in this Agreement is qualified by the expression as far as it is aware or any similar expression, that statement shall be deemed to be made on the basis of the best knowledge, as at the date that statement is made, of that Party’s management having made all reasonable enquiries.

(i)	Clauses 1.2(a) to (h) apply unless the contrary intention appears.

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2.	Services and Collaboration
2.1	Overview

This Agreement sets forth the structure, rights, restrictions and obligations under which MolMed agrees to perform the Services. In particular, pursuant to and subject to the terms and conditions set forth in this Agreement, MolMed will:

(a)	provide Manufacturing Services for Viral Vector to OTL in accordance with the terms set out in Schedule 1;
(b)	provide Manufacturing Services for Drug Product to OTL in accordance with the terms set out in Schedule 2;
(c)	provide Development Services to OTL in accordance with the terms set out in Schedule 3;
(d)	conduct Technology Transfer Services in accordance with the terms set out in Schedule 3;
(e)

reserve [***] Exclusive Transduction Suites for the exclusive benefit of OTL for use in connection with the Manufacturing Services in accordance with the terms set out in Schedule 4 and commit a total of [***] for the exclusive benefit of OTL for use in connection with the Manufacturing Services for Drug Product in accordance with the terms set out in Schedule 4.

With effect from the Effective Date this Agreement supersedes the Prior Agreement.

Pursuant to and subject to the terms and conditions set forth in this Agreement, each Party shall co-operate with, and provide reasonable support and assistance to, the other Party in connection with the provision and receipt of the Services and in performing its obligations under this Agreement.

2.2	Exclusivity
(a)	During the Term, subject to OTL complying with its obligations under section 2.2 lett. b) and 2.4 lett a) below, MolMed shall not (whether on its own, or with or through any Affiliate or Third Party):
(i)	provide any services to a Third Party in connection with the development or manufacture in the [***] Field of any product that is targeted at [***]; or
(ii)

grant any licences in the [***] Field under any MolMed IPR permitting any Third Party to use such MolMed IPR for the purposes of developing or manufacturing any product that is targeted at any [***]; provided however, that in the event OTL provides written consent to MolMed, MolMed may grant a license under the MolMed IPR to [***] for the purpose of conducting activities on an [***]; or

For the avoidance of doubt, the provision of Manufacturing Services by MolMed to any OTL Nominated User in accordance with this Agreement shall not constitute a breach of this Clause 2.2(a).

(b)	It is clearly understood that the exclusivity rights granted under this clause 2.2 in each [***]. In the event that exclusivity rights terminate under this clause 2.2 (b), [***].

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2.3	New Indications
(a)

The Parties acknowledge and agree that, as at the Effective Date, the Services shall only be provided with respect to the [***]. If, at any time during the Term, OTL requires MolMed to perform Services in relation to any indication that is [***], OTL shall notify MolMed in writing (a New Indication Notice). Where OTL requires the performance of the Service on exclusive basis, MolMed will have the right to withhold its approval to provide such Service with respect to that indication if in its reasonable opinion determines that the provision of exclusive services for OTL i) infringes or may infringe any Intellectual Property rights of a Third Party IP or ii) that it is not profitable or feasible for MolMed or iii) potentially  infringe good faith and fair dealing duty, including if MolMed entered into business discussion with a Third Party with respect to the relevant indication.

(b)

Where the Parties agree the commencement of the Services for an [***] included in a New Indication Notice, such new indication shall be deemed to be an [***] Indication for the purposes of this Agreement. It is clearly understood that Clause 2.2 b)  shall apply with respect to such [***].

(c)

Where the Parties agree the commencement of the Services [***] with respect to any indication included in a New Indication Notice, such indication shall be considered an [***] and therefore MolMed will [***].

(d)

Where the Joint Operating Committee approves the commencement of the Manufacturing Services with respect to any indication included in a New Indication Notice, with effect from the date of such approval (or such other date as the Joint Operating Committee determines) within [***] days from the completion of the Development Service and in any case prior the commencement of any Manufacturing Service,  the Parties shall agree, with respect to that [***]:

(i) the Quality Agreement relevant to that [***];

(ii) the Specifications for that [***];

(iii) any Technology Transfer Services to be provided with respect to that [***];

(iv) the Manufacturing Fees per Batch that will apply to the Manufacture of Product for that [***];

(v) the lead times that will apply with respect to the Manufacture of Product for that [***];

(vi) any other matters which need to be agreed between the Parties in order to commence the Manufacture of Product for that [***]; and

(vii) [***].

In agreeing the matters listed in paragraphs (i) to (vii) above, each Party shall act reasonably and in good faith, with the intent of commencing provision of Manufacturing Services with respect to [***] as reasonably practicable after the Joint Operating Committee approval has been obtained.

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2.4	[***] Indication List

a)	Subject to [***].
2.5	Replacement of a [***]

(a)	OTL will be entitled to propose revision to the [***].

(b)OTL shall [***].

(c)Within [***].

3.	Grant of Licences
3.1	Ownership of Intellectual Property Rights
(a)

All Intellectual Property Rights belonging to a Party prior to the Effective Date shall remain vested in that Party. Except as otherwise expressly agreed, each Party shall continue to own existing Intellectual Property Rights without conferring any interests therein on the other Party. For the avoidance of doubt, ownership of any Intellectual Property Rights that arose, were discovered, were invented or were developed through the performance of the obligations under any Prior Agreement shall be determined in accordance with the terms of that Prior Agreement.

(b)

OTL, or its nominee, shall be the sole and absolute owner of all Arising OTL IPR and OTL (or its nominee) shall have the exclusive right, at its discretion, to file patent applications, or seek other intellectual property protections, for any Arising OTL IPR anywhere in the world.

(c)

MolMed shall, at OTL’s expense, execute all such documents, perform all such acts and provide all such assistance as OTL may reasonably request to vest the Arising OTL IPR in OTL or its nominee (as the case may be) together with all rights which may belong or accrue thereto and/or to enable OTL or its designee to file, prosecute, maintain or renew any applications for registration of any of the Arising OTL IPR.

(d)

MolMed, or its nominee, shall be the sole and absolute owner of all MolMed New IPR and MolMed (or its nominee) shall have the exclusive right, at its discretion, to file patent applications, or seek other intellectual property protections, for any MolMed New IPR anywhere in the world.

(e)

OTL and MolMed (the Joint Ownership Parties) shall each own an undivided one-half interest in and to all Jointly Owned IPR with full ownership rights in and to any field and each Joint Ownership Party shall have the right, subject to the rights and licences granted under, and the other provisions of, this Agreement, to freely exploit, transfer, license or encumber its rights in any such Jointly Owned IPR without the consent of, or payment or accounting to, the other Joint Ownership Party, and each Joint Ownership Party waives any right it may have under any Applicable Law to require such payment, accounting or consent. This Clause 3.1(e) shall survive termination of this Agreement howsoever caused. Upon becoming aware of any Jointly Owned IPR, a Party shall notify the other Party and, upon receipt of any such notification, the Parties shall meet to discuss and agree appropriate

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arrangements with respect to the filing, prosecution, maintenance and enforcement of the relevant Jointly Owned IPR.
3.2	Licence of MolMed’s Rights
(a)

Subject to Clause 18.3 below, MolMed hereby grants to OTL [***] to the MolMed Enablement Know-How and each MolMed Enablement Patent in the Licensed Field in the Territory (the “MolMed Enablement Licence).

(b)	Subject to Clause 18 , the MolMed Enablement Licence shall be:
(i)	[***] with respect to the [***] Field; and
(ii)	[***] Licensed Field.

3.3	Licence of OTL’s Rights
(a)

OTL hereby grants to MolMed an irrevocable, royalty free, fully paid up, non-exclusive licence, with the right to grant sublicences (through multiple tiers, but subject always to Clause 20.7 to use the Arising OTL IPR, the OTL Background IPR and the OTL Licence IPR strictly for the performance of the Services and the performance of MolMed’s other obligations under this Agreement.

(b)

OTL hereby grants to MolMed a perpetual, irrevocable, royalty free, fully paid up, non-exclusive licence, with the right to grant sublicences (through multiple tiers), to use the Arising General OTL IPR in the performance of development activities and cGMP activities for the manufacturing of viral vectors and/or cell products for projects for itself and for Third Parties in indications other than the [***].

3.4	MolMed Non – Enablement Know-How
(a)

MolMed shall promptly notify OTL JOC members in writing (by email) of each MolMed Non-Enablement Know-How which it (acting reasonably) considers could be useful to the performance of the Services (a Non-Enablement Know-How Notice).

(b)

Following receipt of any Non-Enablement Know-How Notice, OTL or its designee may elect (by notice in writing to MolMed) to i) appoint MolMed to perform a feasibility study to evaluate the Non-Enablement Know-How, which will be paid by OTL as a Service Fee. Within [***] days after the completion of the feasibility activities, OTL shall have the right to provide written notice to MolMed of its will to negotiate a licence to use the relevant MolMed Non-Enablement Know-How in the Licensed Field (or any part of the Licensed Field) . If OTL does elect to negotiate a licence to the relevant MolMed Non-Enablement Know-How, the Parties shall enter into negotiations in relation to the same (acting reasonably and in good faith) with a view to agreeing the terms (including any financial terms, as well as exploitation rights on the intellectual property rights eventually arising) upon which such licence will be granted. The terms of the agreement will fairly reflect  the inventive contribution of the Parties to such arising intellectual property rights. It is understood that  MolMed shall retain sole ownership in the Non-Enablement Know-How. OTL acknowledges and agrees that no other right or license to Non-Enablement Know-How is granted or implied other than as explicitly provided in this Agreement. Nothing shall restrict MolMed’s right to disclose, use, sell, assign, distribute or otherwise transfer the Non-Enablement Know-How to any Third Party for any purpose.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(c)	For the sake of clarity, the feasibility activities performed or being performed by MolMed with respect to [***] shall be deemed to be a feasibility study pursuant to clause 3.4 (b) above.
(d)

MolMed shall not use any MolMed Non-Enablement Know-How in the provision of the Services until such time as the Parties have agreed the licence for OTL’s use of that MolMed Non-Enablement Know-How in accordance with Clause 3.4(b).

(e )	For the sake of clarity the MolMed Non-Enablement Know-How Notices provided up to and no later than June 30, 2020 and in accordance with section 3.4(a) of the Prior Agreement are as follows: [***].
3.5	Third Party Infringement
(a)

If MolMed becomes aware at any time that any infringement or unauthorised use of any of the Arising OTL IPR or OTL Background IPR is occurring, threatened or likely, MolMed shall promptly provide to OTL all such information as it has in relation thereto and shall promptly provide all such assistance which OTL reasonably requests in taking any action or proceedings in relation thereto. For the avoidance of doubt, OTL shall have the exclusive right but not the obligation to take any action or proceedings against any Third Party in relation to any Arising OTL IPR and any OTL Background IPR.

(b)

[***]. MolMed shall use Commercially Reasonable Endeavours to provide the Services without knowingly using any Third Party’s Intellectual Property Rights. MolMed shall promptly inform OTL if it becomes aware that the Services or part thereof may potentially interfere with any Third Party’s Intellectual Property Rights to permit the Parties to perform all analysis required to evaluate a potential infringement and discuss the actions required to avoid any infringement. It is intended that the responsibility to take any action required to avoid or anticipate any infringement will be assumed by i) OTL for any potential infringement deriving from the use by MolMed of any OTL Material, OTL Information or OTL Background IPR or OTL Arising IPR in the performance of the Service, or ii) by MolMed for any potential infringement deriving from the use by MolMed of any MolMed Enablement Know How or MolMed New IPR in the performance of the Services.

(c)

Any modification to any technical and/or scientific aspect of the Services will be discussed between the Parties which shall use Commercially Reasonable Endeavours to investigate the relevant Patent coverage of Third Parties relating to any such modification and promptly inform the other of the results of such investigation. If either Party identifies any relevant Third Party Patent(s) MolMed shall not proceed to incorporate the modification into the Services without OTL’s prior written consent.

4.	Governance
4.1	Establishment of the Joint Steering Committee
(a)	The Parties shall, within a reasonable period of time after the Effective Date, establish a joint operating committee (the Joint Operating Committee), which shall remain in place for the Term.
(b)

The Joint Operating Committee shall consist of an equal number of representatives from both OTL and MolMed (up to a maximum of three (3) representatives per Party). Each Party shall select its Joint Operating Committee representatives with a view to covering the key elements

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

of the Services to be provided under this Agreement and shall ensure that its selected representatives are of suitable authority and seniority. Each Party may replace any or all of its representatives on the Joint Operating Committee with a new representative of equal experience and seniority at any time. Each Party may invite from time to time (at its discretion and with the consent of the other Party, such consent not to be unreasonably withheld or delayed) additional employees or consultants to attend Joint Operating Committee meetings to address specific issues discussed at the Joint Operating Committee meetings, provided that such additional employees and consultants are in a reasonable number so as not to disturb the work and administration of the Joint Operation Committee meetings.

4.2	Joint Operating Committee Responsibilities

The Joint Operating Committee is responsible (i) for strategic oversight and management of the Services; (ii) to settle disputes or disagreements not resolved by the Sub-committees (as defined below) unless otherwise indicated in this Agreement; (iii) to discuss major issues regarding the performance of Services; and (iv) to carry out such other activities as are expressly allocated to the Joint Operating Committee hereunder.

4.3	Meetings

The Joint Operating Committee shall meet at least once every three (3) months and more frequently if agreed between the Parties. Such meetings shall be held at such times as are mutually agreed upon by the Joint Operating Committee. Meetings may take place in person or by video conference or telephone conference or such other means as the Joint Operating Committee shall decide, provided, however, that all members of the Joint Operating Committee shall meet in person at least once in each Contract Year, unless otherwise agreed by the Parties. Meetings held in person shall alternate between OTL and MolMed designated locations, sequentially. The first meeting shall be held at OTL’s facilities.

4.4Administrative Matters

The Joint Operating Committee shall establish its own procedural rules for its operation consistent with the terms of this Clause 4.4.  A chairperson for the Joint Operating Committee shall be appointed from among its members.  The chairperson for each meeting of the Joint Operating Committee shall alternate between an OTL representative and a MolMed representative, OTL being responsible for designating the chairperson for the first meeting.  The chairperson for a meeting shall be responsible for providing an agenda for each meeting, taking into consideration the other Party proposal, at least [***] Business Days in advance of such meeting and leading the meeting for which he/she is chairperson and for calling the next meeting of the Joint Operating Committee. One member representing the Party that appointed the chairperson for the meeting shall serve as secretary of that meeting.  The secretary of the meeting shall prepare and distribute (within [***] days following each meeting) to all members of the Joint Operating Committee the draft minutes of the meeting.  Such draft minutes shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the Joint Operating Committee at such meeting.  The minutes of each Joint Operating Committee meeting shall be approved or disapproved by each Party's Joint Operating Committee representatives, and revised as necessary, as soon as reasonably practicable and in any event no later than the next meeting of the Joint Operating Committee.  Final minutes of each meeting shall be distributed promptly thereafter to the members of the Joint Operating Committee by the relevant chairperson.

4.5Decision Making

All decisions of the Joint Operating Committee shall be made by the unanimous decision, with the representatives of each Party who are members of the Joint Operating Committee collectively having one vote in any matter requiring the approval of the Joint Operating Committee.  If the Joint Operating

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Committee is unable to resolve a Dispute regarding any issue, the matter shall be resolved pursuant to the dispute resolution process set forth in Clause 19.

4.6Appointment of sub-committees

The Joint Operating Committee is empowered to create technical sub-committees of itself as it may deem appropriate or necessary. Each sub-committees shall meet at least twice per month and more frequently if needed. Such meetings shall be held at such times as are mutually agreed upon by the Parties. Meetings may take place by video conference or telephone conference.  Each such sub-team or subcommittee shall report to the Joint Operating Committee, who shall have authority to approve or reject recommendations or actions proposed subject to the terms of this Agreement.  No sub-team or subcommittee shall have authority to make any decision binding upon the Joint Operating Committee or the Parties.  The Parties acknowledge and agree that, at the first meeting of the Joint Operating Committee, the Joint Operating Committee shall establish a joint development committee (JDC) which shall have responsibility for monitoring the performance of the Development Services.

4.7	Limitations on the Authority of the Joint Operating Committee

Decision-making by the Joint Operating Committee shall be by consensus of representatives present at the meeting provided however that, unless vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing, any amendments to this Agreement may only be made in accordance with Clause 20.2.

Where any matter requiring a decision of the Joint Operating Committee is an emergency or requires an urgent decision prior to the next scheduled meeting of the Joint Operating Committee, the Parties shall, as soon as reasonably practicable, convene an ad hoc meeting of the Joint Operating Committee at which the relevant decision can be made on a "fast-track" basis and of which the minutes shall be circulated as soon as reasonably possible thereafter. The chairperson and secretary shall be from the Party convening the ad hoc meeting of the Joint Operating Committee.

4.8Books and Financial Records

Any financial books and records to be maintained under this Agreement by a Party shall be maintained in accordance with International Financial Reporting Standards (IFRS), consistently applied, except that the same need not be audited.

MolMed shall keep complete systematic records related to the Services performed under this Agreement.  Such records shall include any material operational documentation pertaining to the Services, including records relevant to any costs or expenses incurred by MolMed on behalf of OTL, any financial records, procedures and such other documentation pertaining to the Services.

Upon the written request of OTL with at least [***] days prior written notice and not more than once in each Contract Year, MolMed shall permit no more than two auditors of an independent accounting firm selected by OTL and reasonably acceptable to MolMed to have access during normal business hours to the records. The accounting firm shall disclose to OTL only whether or not the record is correct and the amounts and reasons for any discrepancies. In accessing MolMed’s premises and/or the further premises relevant to this Agreement to perform audits, the accounting firm shall not stop or materially impair the ordinary working activities, and minimize as reasonably possible the inconvenience relating to the audit and the permanence at MolMed premises.

OTLshall bear any costs [***] incurred for the purposes of exercising its audits and/or inspections rights. Should, however, any audit or inspection reveal a non-insignificant discrepancy, and in any

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case higher than [***] of the amount paid by OTL in the relevant Contract Year, MolMed shall bear demonstrated and reasonable audit costs and refund them to OTL within [***] days from written request by the latter.

MolMed shall preserve all such records for the greater of  seven (7) years. In the event a legal matter arises requiring preservation of certain records, MolMed shall suspend destruction of such records as requested by OTL.

4.9MolMed Reporting Obligations

No more than once in each Contract Year, OTL shall have the right to request a meeting with the MolMed’s CEO and/or CFO and/or any other relevant senior management representative of MolMed for the purposes of discussing and understanding MolMed’s corporate strategy and financing plans.  Following receipt of any such meeting request, MolMed shall promptly (and in any event no later than [***] days after the request) organise the meeting at a time that is mutually convenient to both Parties.  For the avoidance of doubt, nothing in this Clause 4.9 shall require MolMed to disclose any information to the extent doing so would put MolMed (or its CEO, CFO or other representative) in breach of any Applicable Law, including Market Abuse Provisions, as defined in clause 13.3.

4.10	Project Management

Each Party shall appoint a project manager to act as the primary contact for such Party in connection with matters related to the performance of the Service (each a “Project Manager”). The Project Manager is responsible for management of the ongoing activities related to the Services. A Party may replace its Project Manager(s) at any time and from time to time for any reason by providing advance written notice of the change to the other Party.

4.11	MolMed Change of Control

Without prejudice to any other rights or remedies of OTL, if there is a Change of Control [***] of MolMed:

(a)

OTL shall have the right to and MolMed shall make its best effort to  procure that OTL can meet appropriate representatives from the entity taking Control of MolMed and/or MolMed’s new management on a regular basis and not less than once every [***] days during [***] period after the date of the Change of Control in order to discuss MolMed’s compliance with its obligations under this Agreement and any organisational changes to MolMed that will, or would be reasonably likely to, impact OTL; and

(b)

if the entity taking Control of MolMed is an OTL Competitor, the Parties shall establish effective procedures, systems and security measures to ensure that there is no transfer of Know-How or Intellectual Property Rights owned or controlled by OTL to the applicable OTL Competitor or use of the same in the provision of any services to, or on behalf of, the applicable OTL Competitor (save as is permitted in accordance with the licence granted at Clause 3.3(b)).  OTL agrees that AGC Inc. and any of its subsidiaries and/or  affiliates shall not be deemed to be OTL Competitors.

For the avoidance of doubt, subject to 4.12(b), in a Change of Control situation, this Agreement will automatically transfer to the entity taking Control of MolMed in its entirety, MolMed shall provide all reasonable cooperation to OTL, facilitating the exchange of information that may be necessary or useful to continuewith any negotiations or discussions between OTL and the entity taking Control of MolMed at the time of the Change of Control.

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4.12	Notification of Safety Hazards

Either party will inform and keep the other informed of all safety hazards and changes in regulations and guidance (statutory or otherwise) which such Party knows or believes to impact the use, handling, storage, labelling, transport, treatment and disposal of Products and MolMed will ensure that relevant consignments are safe, packaged, labelled so as to prevent any health risk to Persons, property or the environment and properly marked with the appropriate internationally recognised danger symbols and that prominent hazard warnings appear in English (and/or any other language specified by OTL) on all packages and documents.

5.	Supply of OTL Materials
5.1	In order to enable MolMed to properly discharge its obligations, OTL shall timely provide MolMed with
(i)	any OTL Materials necessary for the performance of the Services;
(ii)	relevant documentation set forth in the Quality Agreement;
(iii)	all necessary information in its possession about any actual or potential health and/or environmental Hazards associated with exposure to the handling, storage, use, or disposal of the OTL Materials;
(iv)	any further documentation requested by MolMed necessary to perform its obligations under the Agreement and;
(v)	any updated information about such health or environmental Hazards that come to its attention.
5.2

MolMed agrees that the OTL Materials will: (i) be used solely for, and in compliance with, the Services and provision of Services, (ii) be used in compliance with all Applicable Laws; (iii) not be transferred to a Third Party (except for i) Approved Subcontractor and ii) Subcontractor(s) approved by OTL pursuant to clause 20.7 c)) without the prior written consent of OTL; (iv) be identified in such a way as to be able at all times to clearly distinguish OTL Materials from products and materials belonging to MolMed, or held by it for a third party's account and labelled as OTL property at all times.

5.3

The delivery of the OTL Materials shall be made on the basis [***] to MolMed Facility. OTL shall be solely responsible for the importation of the goods, MolMed will cooperate with the designated carrier, at OTL’s request and expense, to provide the designated carrier with any information necessary to perfom custom activity for OTL.

5.4

In the event that a delay in supplying OTL Materials impacts on MolMed ability to meet the Manufacturing Forecast in accordance with Schedule 1 and Schedule 2, the cancellation fees set forth Schedule 1 and Schedule 2 shall apply. MolMed shall comply with any storage specifications and/or conditions specific to the OTL Materials as defined in the Quality Agreement. Where applicable, MolMed shall be responsible for the transport of any OTL Materials from its storage site up to the Facility. The ownership of OTL Materials shall remain at all times with OTL during the term of the storage by MolMed and only the transfer of the risk to MolMed shall occur upon delivery of the OTL Materials at MolMed’s designated site.

5.5	Subject to the terms of the Quality Agreement, MolMed shall store the OTL Materials [***] for the entire duration of the material shelf life. MolMed will periodically inform OTL about expired

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OTL Material. If OTL does not require, as notified in writing MolMed to store the expired OTL Material within [***] Business Days, then MolMed will be entitled to destroy the expired OTL Material at OTL cost.; or  OTL shall collect OTL Material at MolMed Facilities on Ex Works basis within [***] days from MolMed notice. In the event the quantity of OTL Material may considerably impact MolMed storage capacity, MolMed shall have the right to request a meeting with OTL, wherein the Parties shall discuss and use their best effort to agree on the feasibility of the storage and any fees associated with it, Schedule 8 shall be amended accordingly.

5.6

The list of OTL Materials & Critical Materials in Schedule 5 may be amended from time to time upon written agreement between the Parties.  Such agreement may be reached by email or as a side letter to this Agreement.

6.	Specific Equipment
6.1

The Parties will agree on the Specific Equipment that will be required to perform the Services. Prior to the purchase of Specific Equipment, MolMed will inform OTL about the availability of equipment located at the Facility which i) MolMed is entitled to use for the performing of the Services, and ii) may be suitable for the intended use. It is clearly understood that i) OTL shall be responsible for ensuring that the relevant Specific Equipment or the equipment made available by MolMed is suitable for its intended use. Where a new equipment is required for the performance of the Service, MolMed shall notify OTL if a suitable equipment is available at MolMed Facility. If OTL wishes MolMed to use such equipment for the performance of the Service, OTL shall notify MolMed in writing and the Parties will agree upon a reasonable fee if applicable based on mutual agreement by the Parties to be paid by OTL under the relevant Statement of Work.

6.2	OTL shall deliver the Specific Equipment [***]. Risk of loss and damages to the Specific Equipment shall be borne by [***]. MolMed shall be responsible for [***].
6.3	During the duration of the Agreement MolMed shall [***].
6.4	Prior written notice to OTL, MolMed will be [***].
6.5	If required by OTL, the Specific Equipment will be purchased by MolMed [***].
6.6

In the event the type or the quantity of the Specific Equipment, which are not located in an Exclusive Transduction Suite, may require plant adaptations, limit substantially the space, and/or create safety hazards, MolMed shall have the right to request a meeting with OTL, wherein the Parties shall

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discuss the feasibility of Specific Equipment installation, potential risk and cost to be borne by OTL with regards to the same.
6.7	All quality related activities involving Specific Equipment will be [***].
6.8	Upon termination or expiry of the Agreement, [***].
6.9

  OTL shall appropriately dismantle and remove [***] Specific Equipment within [***]. During this period MolMed shall co-operate and permit reasonable access to its premises to allow OTL, or OTL sub-contractors, to dismantle and remove Specific Equipment.

6.10	MolMed will be responsible for any equipment, other than Specific Equipment, located at the Facility.
6.11	The list of Specific Equipment in Schedule 6 may be amended from time to time upon written agreement between the Parties. Such agreement may be reached by email or as a side letter to this Agreement.

7.	DELIVERABLE and Documentation

7.1

MolMed shall i) retain complete, accurate and authentic documents and records created by MolMed for each Product, as required by GMP ii) provide OTL with or access to the documents mentioned in Schedule 7.

7.2	The list of documents may be amended from time to time upon written agreement between the Parties. Such agreement may be reached by email or as a side letter to this Agreement.
7.3	During an audit, OTL will have access to any other documentation which is reasonably necessary to exercise OTL auditing rights in accordance with Clause 11. [***].
7.4

Documents and records created by MolMed shall be in Italian or English. The specific documents to be drafted in English or for which MolMed will provide English language translations are outlined in Schedule 7. Any further language translations shall be managed by OTL.  However all deviations, non-conformances and hand written notes on batch records as part of MolMed’s batch dispositions will also be provided by MolMed with English translations. [***].

7.5

Delivery of Deliverables to OTL will be made by [***]. The Deliverables shall be collected by OTL’s designated carrier at MolMed Facility during normal business hours (Monday to Friday, excluding statutory holidays in Milan and London).

8.	QUALIFIED PERSONS

MolMed shall at all times employ a Qualified Person as defined by Article 48 of Directive 2001/83/EC  who shall be responsible, in accordance with Applicable Law, for confirming by his/her signature on the appropriate Batch Certificate that each Batch of Product conforms with the requirements of the Product Specification File and is Manufactured in accordance with cGMP and Marketing Authorisation/Clinical Trial Authorisation. OTL will provide MolMed with: (i) copy (or

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the relevant part) of the regulatory documentation approved by the reference regulatory authorities concerning the manufacture of Product, and (ii) the Services or the CMC section as necessary to allow MolMed‘s Qualified Person to certify the Product in accordance with the Applicable Law (included but not limited to Legal Decree 219/2006).

9.	REGULATORY COMPLIANCE
9.1

OTL shall have overall responsibility regarding all contacts with the relevant Regulatory Authorities and shall be solely responsible for filing all regulatory documents required by such Regulatory Authorities specific to the Product.

9.2

Prior to the submission of any communication or regulatory filing concerning the manufacture of Product, the Services or the chemistry, manufacturing and controls (“CMC”) section containing, inter alia, information and manufacturing data generated under this Agreement, OTL agree to inform MolMed in advance in a timely manner. MolMed shall review and approve these communications and any regulatory filings concerning the manufacture of Product and the Services prior to their submission, such approval shall not be unreasonably withheld.

9.3

Prior the submission, MolMed shall review and approve any changes made by OTL to those parts of the CMC section of the regulatory documentation to the extent they contain information about manufacture of Product, OTL shall provide such review and approval in a timely manner, such approval shall not be unreasonably withheld. In the event that such changes are supported by data generated by OTL,  OTL shall provide MolMed with the relevant supporting documentation.

9.4

OTL shall timely inform MolMed in writing in order to arrange any inspection, associated with any commercial licence application OTL, of the MolMed Facility by any Regulatory Authority. As soon as reasonably practicable the Joint Operating Committee shall meet to discuss the activities plan [***] to arrange such inspection.

9.5

To the extent such response may impact MolMed’s ability to Manufacture Product under this Agreement or OTL’s Product Licences, MolMed shall give prompt written notice to, and consult with, OTL upon receipt of any such communication or request for information from a Regulatory Authority, and OTL shall be entitled to review any proposed response or submission from MolMed before it is given to a Regulatory Authority.

9.6

MolMed shall allow and shall be responsible for handling inspections of the MolMed Facility and any other relevant sites and premises as may be requested by such Regulatory Authority, the findings of which, to the extent they affect the Manufacture of Product, shall promptly be made known in writing to OTL. MolMed shall, to the extent practicable, notify OTL in advance of any such inspection relating to the Manufacture of Product and provide OTL with the opportunity to attend, subject to any reasonably imposed confidentiality obligations.

9.7

OTL shall be responsible for preparing and submitting any regulatory submission dossiers in respect of any Product and MolMed shall be responsible for drafting and providing materials for such dossiers on behalf of OTL in a form acceptable to OTL subject [***], pursuant to clause 9.10. In each case, such responsibilities will be carried out in accordance with cGMP and EUTCD or as may be required by a Regulatory Authority and each Party shall be responsible for maintaining the same as required by any Regulatory Authority and for updating the same where necessary to

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implement any improvements or changes agreed by the Parties in writing and resulting from any work conducted by the Parties or changes made under this Agreement.
9.8

OTL shall be entitled on a confidential basis to disclose information contained in any relevant regulatory dossiers to its Affiliates, sub-licensees and distributors subject to OTL obligation pursuant to Clause 13. OTL may at any time disclose any such information to any Regulatory Authority or any other regulatory or governmental authority provided that it exercises all Commercially Reasonable Endeavours to have confidential treatment afforded to such information.

9.9

MolMed shall Use Commercially Reasonable Endeavours to respond promptly and in a timely manner to any questions of a regulatory nature relating to any Product or its Manufacture raised either by OTL, its Affiliates, sub-licensees or distributors, any OTL Nominated User or by a Regulatory Authority.

9.10

Any regulatory services provided by MolMed related  to either obtaining or maintaining regulatory approval for the Product in the Territory, including the handling of Regulatory Authority inspections of [***].

10.	MANUFACTURING CHANGES
10.1

Changes by MolMed. MolMed shall not change the MolMed Facility at which Product is Manufactured (or the site of Manufacture of any registered Materials used in any Product), or the registered Materials, or process or plant used in the Manufacture of any Product, or the Testing Laboratories or the analytical testing methods without first obtaining written consent from OTL to such change, such consent not to be unreasonably withheld or delayed (but acknowledging that such change may require OTL and/or MolMed to obtain approval from relevant Regulatory Authorities).

10.2

The changes encompassed by Clause 10.1 above shall be limited to such changes which may reasonably be expected to have a potential impact on the quality or physical characteristics of the Product, or OTL’s regulatory obligations with respect to the Product or the likely success of delivery of the Product to the patient. Any change to be agreed pursuant to Clause 10.1 shall be notified and managed in accordance with the relevant Quality Agreement.

10.3

Notwithstanding Clause 10.1 above, in no case shall MolMed effect any relevant change without first ensuring that the change will result in a comparable product and obtaining written approval from OTL. Where applicable, OTL, as the regulatory sponsor of the Product, will be solely responsible for engaging with, and seeking approval for such change from, the relevant Regulatory Authority. MolMed agrees to use Commercially ReasonableeEndeavours, as requested from time to time by OTL, to assist OTL with respect to such interactions with, and requests from, any Regulatory Authority. The comparability of Product Manufactured following the proposed change with Product Manufactured prior to the proposed change will be assessed by the Parties before submission to each relevant Regulatory Authority. MolMed shall reasonably cooperate with OTL and will provide OTL with all information and data (including Data) OTL may require in order to satisfy OTL that the proposed change will result in a comparable product. Upon full written endorsement by each relevant Regulatory Authority and approval of OTL, MolMed will implement such approved change. OTL will provide MolMed with such information as necessary regarding

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

the regulatory approval as reasonably necessary to effect the changes, maintain compliant documentation and allow the Qualified Person(s) to discharge their role.
10.4	Subject to Clause 10.1 and 10.2 above, [***].
10.5

Change by OTL. Except as otherwise expressly set forth to the contrary in the Quality Agreement, if OTL desires to change registered materials, reagent or process or equipment used in the Manufacture of any Product, or the Testing Laboratories or the analytical testing methods, then Parties shall hold a meeting to discuss such changes as appropriate including [***].

10.6	Change by Regulatory Authority.
10.7

If a Regulatory Authority requests or requires that a change be made to the Manufacturing Process or if changes to the Manufacturing Process are required in order to comply with Applicable Law (including, without limitation, cGMP), then the Parties shall meet to discuss the action plan [***] with a target completion date. OTL shall [***].

10.8

Change to Specification and Manufacturing Process. The Specifications and the Master Batch Record may only be changed by agreement in writing by the Parties. For the avoidance of doubt, OTL, as the regulatory sponsor of each Product, will be solely responsible for seeking such approval for such specification changes from the relevant Regulatory Authority and responding to any request for a change to any Specifications received from any relevant Regulatory Authority. MolMed agrees to use its reasonable endeavours, as requested from time to time by OTL, to assist OTL with respect to such interactions with, and requests from, any Regulatory Authority. OTL will provide MolMed with such information regarding the regulatory approval as reasonably necessary to effect the changes, maintain compliant documentation and allow the Qualified Person(s) to discharge their role. Neither Party shall unreasonably withhold its agreement to any change in the Specifications or the Master Batch Record requested by the other Party. [***].

11.	AUDITING AND INSPECTION
11.1

During the term of this Agreement, [***], OTL shall have the right to enter and inspect free of charge the MolMed Facility for the purpose of making quality assurance audits and assessments of the Manufacturing Facilities and of the procedures and processes used by MolMed in the manufacture of the Product in accordance with the Quality Agreement, provided that [***], in accordance with the terms and conditions of this Agreement, and the Quality Agreement (if applicable).

11.2

In addition, MolMed shall allow OTL to access – at the terms and conditions set forth under the Quality Agreement – to MolMed Facility in the event that: i) major deviation might arise; or ii) OTL has reasonable grounds to suspect that MolMed is in material breach of any obligations under this Agreement; in such event, OTL shall be allowed to conduct a for cause or directed audit solely in respect to the suspected breach. It remains understood that (i) no more than two auditors are permitted to be present during such audit; (ii) the audit is conducted during normal business hours at a time on which the Parties have mutually agreed and upon prior reasonable written notice; and  OTL is bound to provide evidence of the suspect in writing, providing to MoLMed  the relevant proofs under its possession for the purposes hereof by written notice [***] days in advance up to

25

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

the date of inspection. In th event such audit does not reveal a major deviation or a material breach of MolMed obligations, [***].
11.3

If required for OTL’s submission of any regulatory filing to a relevant Regulatory Authority MolMed shall permit representatives of the relevant Regulatory Authority, or cause an auditor of an appropriately qualified third party mutually agreed on by MolMed and OTL, to conduct a GMP compliance audit at the Facility (mock inspections), [***].  As a condition to allowing such third party-auditor to conduct a GMP compliance audit at the Facility, MolMed will require such third party-auditor to execute a non-disclosure agreement with MolMed.  The third party-auditor shall not have the right to copy any notes, data, records or other documentation maintained by MolMed.  The contents of such third party-auditor’s audit report shall be limited to the minimum information legally required for OTL’s submission of the applicable Regulatory Filing or necessary for approval thereof by the relevant Authority. [***].

11.4	The costs of the corrective and preventative actions required to address the observations made by the Authority shall be borne by the Parties as follows:
(i)

issues which are quality system violations or deficiencies or deficiencies of the Facility and Quality Systems which do not specifically relate to the Product or the Specific Equipment shall be timely corrected [***].

(ii)

Any other modifications agreed upon by the Parties and which are specifically related to Product and are not due to system violations or deficiencies of the Facility and Quality Systems shall be corrected [***].

11.5

Where any audit carried out by OTL in accordance with this Clause 11 has identified findings, then the Parties shall discuss in good faith any reasonable corrective or preventative actions required to address any findings of any such audit and the cost allocation.

12.	Payments
12.1	In consideration for the provision of Manufacturing Services, OTL shall pay to MolMed the applicable Manufacturing Fees set forth in Schedule 1 and Schedule 2.
12.2

In consideration for the provision of Technology Transfer Services and Development Services, OTL shall pay to MolMed the applicable Service Fees set forth in Schedule 3. For the avoidance of doubt, any Service Fees payable with respect to Technology Transfer Services are payable in addition to the Technology Transfer Milestone Amounts set forth in Schedule 3.

12.3	For the granting of the exclusivity rights pursuant to Clause 2.1(e) MolMed shall invoice OTL for, and OTL shall pay, the amounts set out in Schedule 4.
12.4	Either party’s cost responsibility is set forth in the Cost Responsibility Matrix (Schedule 10). All invoices to be issued by MolMed shall comply with the cost responsibility set forth in Schedule 10.
12.5

Invoicing and payment. Unless directed otherwise by OTL from time to time, all invoices to be issued by MolMed pursuant to this Agreement shall be sent to [***],  MolMed shall ensure that each such invoice must include the following details:

-company letterhead in pdf format;

-	bank details;

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-	PO details;

-contact name and contact number;

-invoice date and invoice number;

-reference of the Clause of this Agreement and or Schedule to which the invoice relates; and

-payment terms and currency, with reference to the relevant contract Clause.

a)	OTL shall pay invoices issued by MolMed in accordance with this Agreement within [***] days from the date of receipt of invoice.
b)	Payment by OTL of an invoice received from MolMed shall not constitute any admission or acceptance by OTL in relation to the performance or otherwise by MolMed of its obligations under this Agreement.
c)

Interest may be charged on undisputed overdue payments at an annual interest rate of [***] that is effective on the due date of the payment (or on the next Business Day if the due date is not a Business Day), such interest to be pro-rated for the number of days from the date upon which payment of such sum became due until payment thereof in full together with such interest, provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit a Party from exercising any other rights it may have as a consequence of the lateness of any payment.

d)

All payments due from a Party (the Payor) to the other Party (the Payee) under this Agreement shall be paid in euros (€) by wire transfer to a euro (€) bank account designated in writing by the Payee from time to time.

e)

Costs incurred or revenues received or payments due in currencies other than euros (€) shall first be calculated in the relevant foreign currency and then converted to euros (€) against the currency in question using the currency exchange rates that are used to convert foreign currency into Euros within the Payor’s financial statements.

12.6	Taxes

All amounts due under this Agreement shall be paid by the Payor exclusive of any Sales Tax (which, if applicable, shall be payable by the Payor in addition upon receipt of a valid Sales Tax invoice).

All amounts due under this Agreement shall be paid in full without deduction for any applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, except for tax legally required to be withheld. If a law or regulation of any country of the Territory requires withholding of taxes of any type, levies or other charges with respect to any amounts payable hereunder to Payee, Payor shall promptly pay such tax, levy, or charge for or on behalf of Payee to the proper governmental authority and shall furnish Payee with proof of such withholding or similar tax in a form in accordance with the relevant taxation authority as evidence of such payment. Payor shall have the right to deduct any such tax, levy or charge actually paid from payment due to Payee or be promptly reimbursed by Payee if no further payments are due to Payee. Payor agrees to assist Payee in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimising the amount required to be so withheld or deducted and in obtaining a repayment of tax withheld or deducted.

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12.7	Invoicing Disputes

If any part of an amount payable under an invoice prepared by MolMed is subject to a good faith dispute between OTL and MolMed:

1.	OTL shall pay to MolMed all amounts not disputed in good faith by OTL and all Sales Tax due on any undisputed amount in accordance with Clause 12.5(a);
2.

OTL shall notify MolMed, within [***] Business Days after the date of receipt by OTL of the relevant invoice, of any disputed amounts and shall, as soon as reasonably practicable after it has notified MolMed, describe in reasonable detail OTL’s reasons for disputing each amount; and

3.	the Parties shall seek to reach settlement of the items that are the subject of the dispute in accordance with the dispute resolution procedure in Clause 19.
4.

When any dispute regarding an invoice is resolved, OTL shall pay any sum which is agreed or determined to be payable by OTL to MolMed (whether that sum is the amount originally invoiced or a reduced amount) together with any Sales Tax due within [***] Business Days after the date of resolution of that dispute provided that the new due date is not earlier than the original invoice due date in which case the original invoice due date still applies.

13.	Confidentiality
13.1	Confidentiality; Exceptions

Except to the extent expressly authorised by this Agreement (including authorisation by any licence granted under this Agreement) or otherwise agreed in writing, the Parties agree that the Receiving Party (the Receiving Party) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the Disclosing Party) or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement including trade secrets, know-how, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to a Party's past, present and future marketing, financial, business, and research and development activities of the Disclosing Party hereunder (collectively, Confidential Information), except to the extent that it can be established by the Receiving Party that such Confidential Information:

i.

was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to, or learned by, the Receiving Party, or was otherwise developed independently by the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

ii.	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;
iii.	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or
iv.	was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

For the avoidance of doubt but not limited to, (i) Arising OTL IPR, OTL Materials, OTL Background IPR and Arising Specific OTL IPR shall be considered the Confidential Information of OTL; ii) and MolMed Background IPR, MolMed Enablement Know How, MolMed Non-Enablement Know How and Molmed New IPR shall be considered the Confidential Information of MolMed (ii) nothing in this Clause 13 shall prevent a Party from exercising its rights pursuant to any licence granted to it under Clause 3.

13.2	Authorised Disclosure

To the extent it is necessary or appropriate to fulfil its obligations or exercise its rights under this Agreement, a Receiving Party may disclose such Confidential Information of the Disclosing Party as it is otherwise obliged under Clause 13.1:

a)

to its Affiliates, and to its and their (whether actual or potential) directors, employees, sublicensees, consultants and subcontractors, on a need-to-know basis and on the condition that such Persons, and their employees and agents, agree in writing to keep the Confidential Information confidential for the same time periods and to the same extent as such Receiving Party is required to keep such Confidential Information confidential;

b)	to government agencies and Regulatory Authorities to the extent that such disclosure is necessary or reasonably useful to progress the activities to be conducted hereunder; or
c)

in prosecuting or defending litigation or in establishing rights or enforcing obligations under this Agreement or in complying with Applicable Law, court or administrative orders, the rules of any relevant stock exchange or similar governing body; provided, however, it shall to the extent permitted by the Applicable Law:

i.	give reasonable advance notice to the Disclosing Party of such disclosure requirement, to the extent practicable;
ii.	provide a copy of the proposed disclosure to the Disclosing Party;
iii.	only disclose Confidential Information of the Disclosing Party to the extent necessary for the performance of the Services and its obligations under this Agreement; and
iv.	at the request of the Disclosing Party, use Commercially Reasonable Endeavours to secure confidential treatment of such Confidential Information required to be disclosed.

All Confidential Information shall remain identified as the Disclosing Party’s Confidential Information. In any circumstance where a Receiving Party is permitted to disclose Confidential Information of the Disclosing Party in accordance with Clause13.2, the Receiving Party shall remain fully responsible for any failure by any Person who receives the Confidential Information pursuant to those Clauses to treat such Confidential Information as confidential as required under this Clause 13.

13.3	Market Abuse Provisions.
a)

The Parties are listed companies on stock exchanges and are therefore subject to the relevant laws and regulations  provisions they are required to adhere to (Market Abuse Provisions). Both Parties undertake to comply with the provisions set forth in the Market Abuse Provisions to the extent applicable in connection with this Agreement.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

b)

Furthermore, OTL agrees that it will, to the extent such dealing is prohibited by applicable law, not use the content of Confidential Information, to deal in any securities of MolMed or in any derivative products related thereto or to encourage another person or entity so to deal. MolMed agrees that it will also, not use content of OTL Confidential Information, to deal in any securities of OTL or in any derivative products related thereto or to encourage another person or entity so to deal.

c)

Notwithstanding the foregoing, it is further understood that both Parties  hereby undertake not to (and shall ensure that its employees, agent and consultants to which have been provided by the Party with Confidential Information), directly or indirectly, by any means, without the prior consent of the other Party, acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any securities of the other Party, any warrant or option to purchase such securities, any security convertible into any such securities, or any right to acquire such securities ultimately.

d)	In the case of communication of inside information to third parties who are not bound by a confidentiality agreement, the Party aware of this undertakes to immediately inform the affected Party.
e)

Both Parties acknowledge that in the event of dissemination or unauthorized use of inside information, criminal and administrative penalties will apply (included those provided for under Articles 184 of the legislative decree).

13.4	Press Release; Disclosure of Agreement
a)	After the Effective Date, either Party shall be permitted to make an announcement concerning this Agreement in the form at as mutually agreed on.
b)

Either Party shall be entitled to use the other’s name for promotion, publicity, marketing or advertising purpose, provided that the relevant section of the promotional material has been submitted to the other party for approval providing at least [***] business days notice from date of receipt in writing to the JOC members for review and approved in writing by the other Party. In the event that the submitting Party has not received any answer [***] business days from date of receipt of written notification, the promotional material shall be considered approved.  OTL shall use its best effort, to include in any publication a statement to recognize the contribution of MolMed in respect to the Services.

c)

Except to the extent set out in  Clause 13.4(a) above or required by law, neither Party shall issue any press release or public disclosure concerning this Agreement, the subject matter hereof or the Parties' activities hereunder, or any results or data arising hereunder (where MolMed intends to disclose), except with the other Party's prior written consent with respect to the specific press release or disclosure proposed to be issued or released. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any such press releases and disclosures prior to the issuance thereof, and a Party may not unreasonably withhold consent to such releases and disclosures, and shall give due consideration to any reasonable comments by the other Party relating to such releases and disclosures, including where applicable subject matter for which confidential treatment may be sought. Where Confidential Information is present within any such releases or disclosures, the owner of the Confidential Information shall have the sole discretion to remove such Confidential Information from the intended release. For the avoidance of doubt with regards to any press release or public disclosure relating to results or data arising hereunder, OTL is not required to obtain MolMed’s prior written consent to the specific press release or

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disclosure, provided that such publications do not include MolMed Confidential Information.
13.5	Remedies

Each Party shall be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Clause 13.

14.	Representations and Warranties
14.1	Representations and Warranties of Both Parties

Each Party hereby represents, warrants and covenants to the other Party, as of the Effective Date, that:

i.

such Party is duly organised, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

ii.	such Party has taken all necessary action on its part to authorise the execution and delivery of this Agreement and the performance of its obligations hereunder;
iii.	this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;
iv.

the execution, delivery and performance of this Agreement by such Party does not conflict with or does not result in a breach of any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

v.

all employees and officers (other than administrative and non-technical personnel) of such Party and its Affiliates involved in the Services and other activities to be conducted pursuant to this Agreement have executed agreements requiring assignment to such Party or its Affiliates of all inventions made during the course of and as a result of their association with such Party or its Affiliates and obligating the individual to maintain as confidential the Confidential Information of such Party and its Affiliates;

vi.

it has not taken any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement and, to the best of its knowledge, it has the right to grant to the other Party the rights granted by it under this Agreement; and

vii.	it is not aware on the Effective Date of any action, suit, inquiry or investigation instituted by any Third Party against it that questions or threatens the validity of this Agreement.
14.2	IPR Representations and Warranties

14.2.1 MolMed hereby represents, warrants and covenants to OTL, as of the Effective Date, that:

a)	MolMed owns and has the right to grant all rights and licences it purports to grant to OTL under this Agreement (including the MolMed Enablement Licence);

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b)	so far as it is aware, the exercise by OTL of its rights under the MolMed Enablement Licence will not infringe or misappropriate the Intellectual Property Rights of any Third Party;
c)

MolMed has not granted as of the Effective Date any right or licence to any Third Party relating to any MolMed Enablement Know-How or any MolMed Enablement Patent that would conflict or interfere with any of the rights or licences granted to OTL hereunder; and

d)

there is no claim or litigation pending or, so far as it is aware, threatened, concerning any actual or alleged infringement or misappropriation of any Third Party’s Intellectual Property Rights as a result of MolMed’s provision of the Services or any services materially equivalent to the Services.

14.2.2 OTL hereby represents, warrants and covenants to MolMed, as of the Effective Date, that:

a)

OTL owns and has the right to grant all rights and licences it purports to grant to MolMed under this Agreement (including the OTL Background IPR and the OTL License IPR, as well as OTL Materials, Specific Equipment, supplied, transferred or to be supplied or transferred to MolMed by OTL to perform the Services);

b)

so far as it is aware as of the Effective Date, the exercise by MolMed of its rights under the OTL Background IPR and the OTL License IPR will not infringe or misappropriate the Intellectual Property Rights of any Third Party;

c)

so far as it is aware, there is no claim or litigation pending or threatened in writing, concerning any actual or alleged infringement or misappropriation of any Third Party’s Intellectual Property Rights as a result of MolMed’s provision of the Services or any services materially equivalent to the Services.

14.3	Service Representations and Warranties of MolMed

14.3.1 MolMed hereby represents, warrants and covenants to OTL that:

a)

all Services shall be performed in accordance with best practices and in a good and workmanlike fashion, with all due speed, care, skill and diligence, and using efficiently the resources necessary to provide the Services;

b)	all Services shall be carried out i) in accordance with this Agreement and any applicable Quality Agreement; and ii) in accordance with Applicable Law and current industry standard codes of practice;
c)	all of its personnel (and any personnel of its Subcontractors) engaged in the provision of any Services are suitably qualified to perform those Services; and
d)

it has obtained or will maintain in force all necessary Manufacturing Licences and other applicable licenses and permits prior to the provision of Services and in sufficient  time  to enable MolMed to duly perform the Services in compliance with this Agreement and Applicable Law.

14.3.2 OTL hereby represents, warrants and covenants to MolMed, as of the Effective Date, thatit has obtained and shall obtain all Product Licences.

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14.4	Manufacturing Representations and Warranties of MolMed

MolMed hereby represents, warrants and covenants to OTL that:

a)	Subject to Clause 5 of Schedule 1 and Clause 5 of Schedule 2, each Product supplied hereunder [***];
b)	each Product shall be Manufactured, quality controlled and packed in accordance with cGMP, the Quality Agreement, Applicable Laws and (to the extent applicable) EUTCD; and
c)	it will convey good title to each Product supplied hereunder.

14.5	Limitation on Warranties
(a)	MolMed extends no warranty whatsoever that: [***].
(b)

The Parties acknowledge and agree that the warranties set forth in this Clause 14, together with any warranties expressly set out in this Agreement are their exclusive warranties with respect to Products and the Services. Except as otherwise expressly set forth in this Agreement, neither Party makes any other warranties or condition with respect to the product or the process, express or implied, and specifically disclaims the implied warranties and condition of merchantability, non-infringement and fitness for a particular purpose.

(c)

MolMed shall not be liable for any non-compliance of any Product with the warranties expressly provided in this Agreement to the extent such non-compliance arises directly out of any act or omission of OTL, any Affiliate of OTL or any OTL Nominated User or its officers, directors, employees, agents and representatives, including without limitation any incorrect or misleading instruction, notice, document, or communication originating from OTL, any Affiliate of OTL or any OTL Nominated User.

15.	Indemnification; Insurance; LIMITATION OF LIABILITY
15.1	Indemnification by MolMed

MolMed shall defend, indemnify and hold harmless OTL and its Affiliates, and its or their respective directors, officers, employees, subcontractors and agents, from and against any and all liabilities, damages, losses, costs and expenses including the reasonable fees of attorneys and other professionals (collectively, Losses), arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (Third Party Claims) based upon:

i.

any Third Party personal injury, illness or death, or loss or damage to Third Party property arising from the supply of any Product that does not conform to the relevant Specifications, subject to Section 5 of Schedule 1 and Section 5 of Schedule 2, as at the date of the Availability Notice;

ii.	any breach of Applicable Law by MolMed in the performance of the Services or its other obligations under this Agreement;

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iii.

any gross negligence or wilful misconduct of MolMed, its Affiliates or any of their respective directors, officers, employees, subcontractors and agents with respect to the performance of this Agreement (including any breach of any representation or warranty made by MolMed caused by such gross negligence or wilful misconduct);

iv.	the cost of any recall of the Product where and to the extent that OTL can duly demonstrate that the Product is affected by Latent Defect resulting from MolMed Fault, and
v.

any infringement of any Third Party’s Intellectual Property Rights arising from the i) knowingly incorporation of  any intellectual property that is not owned by, or otherwise  licensable by MolMed in the performance of the Services without the prior written consent of OTL; or (iii) the use of MolMed Enablement Know How and MolMed Information provided such use is i) in connection with the performance of the Services and is otherwise in accordance with the terms of this Agreement, or ii) is related to MolMed Enablement Know How and MolMed Information  incorporated into the Deliverable.

vi.

except, in each case, to the extent that the Losses in question resulted from the gross negligence or wilful misconduct of OTL, or its Affiliate(s) or its or their respective directors, officers, employees, subcontractors and agents or the use by MolMed of OTL Materials, Critical Material, OTL Information or OTL Background IPR.

15.2	Indemnification by OTL

OTL shall defend, indemnify and hold harmless MolMed and its Affiliates, and its or their respective directors, officers, employees, subcontractors and agents, from and against any and all Losses arising out of or resulting from any and all Third Party Claims based upon:

i.

any Third Party personal injury, illness or death, or loss or damage to Third Party property arising from the handling or use of any Product which at Availability Notice conformed to the relevant Specifications. Where handling and use includes, without limitation handling, processing, distributing, marketing, sale, administering (whether for clinical or commercial purposes);

ii.	any breach of Applicable Law by OTL in the performance of its obligations under this Agreement;
iii.

any gross negligence or wilful misconduct of OTL, its Affiliates or any of their respective directors, officers, employees, subcontractors and agents with respect to the performance of this Agreement (including any breach of any representation or warranty made by OTL caused by such gross negligence or wilful misconduct); and

iv.

any infringement of any Third Party’s Intellectual Property Rights arising from the use by MolMed of any OTL Material, OTL Information or OTL Background IPR licensed to MolMed for use in the course of performing the Services, provided such use is in connection with the performance of the Services and is otherwise in accordance with the terms of this Agreement, except, in each case, to the extent that the Losses in question resulted from the gross negligence or wilful misconduct of MolMed, or its Affiliate(s) or its or their respective directors, officers, employees, subcontractors and agents.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

15.3	Conduct of Third Party Claims

In the event that a Party (an Indemnitee) entitled to indemnification under Clause 15.1 or 15.2 is seeking such indemnification, such Indemnitee shall (a) inform, in writing, the indemnifying Party of the Third Party Claim as soon as reasonably practicable after such Indemnitee receives notice of such Third Party Claim, (b) permit the indemnifying Party to assume direction and control of the defence of the Third Party Claim (including the sole right to settle it at the sole discretion of the indemnifying Party, taking into consideration in good faith any reasonable concerns or objections raised by the Indemnitee; provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or any of its Affiliates), (c) cooperate as reasonably requested (at the expense of the indemnifying Party) in the defence of the Third Party Claim, and (d) undertake all reasonable steps to mitigate any loss, damage or expense with respect to the Third Party Claim.

15.4	Limitations on Liability
a)

Neither Party shall have any liability to the other Party under or in connection with this Agreement to the extent that any breach or non-performance by such Party of any obligation, representation or warranty under this Agreement is due to the breach or non-performance by the other Party of any obligation, representation or warranty under this Agreement.

b)

Subject to Clause15.4(d), neither Party shall be liable for: i) any indirect or consequential loss suffered or incurred by the other Party; or ii) any loss of profits (whether direct or indirect) suffered or incurred by the other Party.

c)

Subject to Clause15.4(d), the aggregate liability of MolMed to OTL for Losses suffered or incurred by OTL in any Contract Year under or in connection with this Agreement, whether arising in tort (including negligence), for breach of contract or otherwise shall be limited to the [***].

d)

Nothing in this Agreement shall exclude or limit either Party’s liability: i) for death or personal injury caused by its negligence (or the negligence of its employees, agents or subcontractors); ii) for fraud or fraudulent misrepresentation; iii) for wilful misconduct or gross negligence; under the indemnities at Clauses 15.1 and 15.2;  iv) for breach of confidentiality; v) breach of data protection; or vi) for any other liability to the extent that such liability may not be excluded or limited as a matter of law.

e)

The Parties acknowledge and agree that MolMed is not involved in any clinical decision relating to the use of Drug Product or in the selection of patients for treatment by means of Drug Product. Without prejudice to Clause 15.1 and MolMed’s obligations under this Agreement, MolMed shall have no liability under this Agreement in respect of any harm suffered by a patient treated with Drug Product that on Availability Notice complied in all respects with the requirements of this Agreement.

15.5	Insurance

Without limiting its responsibilities or liabilities hereunder, MolMed shall at its own expense effect and maintain full third party, public and product liability insurance that is sufficient with respect to its potential liabilities under this Agreement, and which at a minimum shall include the following insurance:

a)Without limiting its responsibilities or liabilities hereunder, MolMed shall at its own expense effect and maintain full third party, public and product liability insurance that is sufficient with respect to its potential liabilities under this Agreement, and which at a minimum shall include the following insurance:

1.	Public Liability insurance in respect of MolMed’s liability for loss of or damage to property including property of OTL and its customers, against liability in respect of death

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

and injury, and in respect of MolMed’s liability for all claims for injury, loss or damage arising out of any defect in the Deliverables provided in the performance of this Agreement for the sum of not less than [***] for any one occurrence and per calendar year; and

2.	employer’s Liability insurance at the required statutory levels.
b)

Such insurance shall be maintained throughout the Term with one or more reputable insurance companies and MolMed shall, if and whenever requested, provide OTL with satisfactory evidence of such insurance being in force.

c)

MolMed shall at its own expense effect and maintain insurance in respect of injury, loss or damage arising out of any errors, acts or omissions in the performance of professional duties of MolMed under this Agreement.

16.	ANTI-BRIBERY AND ANTI-CORRUPTION
(a)

Each Party agrees that it shall comply fully at all times with all Applicable Laws, including, without limitation, anti-corruption laws, and that it has not, and covenants that it will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorise, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it or either Party in obtaining or retaining business, or in any way with the purpose or effect of public or commercial bribery, and warrants that it has taken reasonable measures to prevent subcontractors, agents or any other third parties, subject to its control or determining influence, from doing so. For the avoidance of doubt this includes facilitating payments, which are unofficial, improper, small payments or gifts offered or made to government officials to secure or expediate a routine or necessary action to which we are legally entitled.

(b)

Either Party shall be entitled to terminate this Agreement immediately on written notice to the other Party, if that Party fails to perform any of its obligations in accordance with this Clause 16 (“Breaching Party”). The Breaching Party shall have no claim against the other Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Clause 16.

17.	LABOUR RIGHTS
(a)

Each Party represents and warrants to the other Party, to the best of its knowledge, that in connection with this Agreement, it respects the human rights of its staff and does not employ child labour, forced labour, unsafe working conditions, or cruel or abusive disciplinary practices in the workplace and that it does not discriminate against any workers on any ground (including race, religion, disability, gender, sexual orientation or gender identity); and that it pays each employee at least the minimum wage, provides each employee with all legally mandated benefits, and complies with Applicable Laws on working hours and employment rights in the countries in which it operates.

(b)

Each Party shall be respectful of its employees right to freedom of association and each Party shall encourage compliance with these standards by any supplier of goods or services that it uses in performing its obligations or exercising its rights under this Agreement.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

18.	Term and Termination
18.1	Term
a)

This Agreement shall become effective as of the Effective Date and shall remain in full force and effect for a period of five (5) years or until such time as it is terminated pursuant to the other provisions of this Clause 18.

b)

During the [***], the Joint Operating Committee shall meet to conduct a general review of the Parties’ relationship under this Agreement and discuss whether any amendments should be made to Agreement and to the Manufacturing Fees and the Service Fees.

c)

In case of agreement,  the amended version of the Agreement shall remain in full force for [***] provided [***], the Joint Operating Committee shall meet to conduct a general review of the Parties’ relationship under this Agreement and discuss whether any amendments should be made to Agreement and to the Manufacturing Fees and the Service Fees and if no such agreement is reached the procedure set forth in let d) shall  apply.

d)

If no such agreement is reached,   the term of the Agreement shall be deemed to be extended [***] and the Manufacturing Fees and the Service Fee in force at the time of the review shall be [***] provided that [***].

18.2	Termination
a)	Termination for Cause

Each Party (the Non-Breaching Party) shall have the right, without prejudice to its other rights or remedies, to terminate this Agreement upon [***] days’ written notice to the other Party (the “Breaching Party”) if the Breaching Party is in material breach of this Agreement (being a single event or a series of events which are together a material breach), provided that, if the Breaching Party has remedied that breach within the [***] day notice period, this Agreement shall not terminate and shall continue in full force and effect.

The following shall represent a non-exhaustive list of material breaches of either Party: a ) failure by OTL to timely pay the undisputed amount due with respect to [***] b) MolMed failure to comply with its obligations under [***].

Without prejudice to any other rights or remedies available under this Agreement or at Applicable  Law, MolMed may forthwith terminate this Agreement upon written notice pursuant to Article 1456 of the Italian Civil Code in any of the following circumstances, to be also deemed as material breaches:

(a)	OTL uses the MolMed Enablement Know-How outside the scope of this Agreement and/or not in compliance with the material limitations prescribed hereunder

(c)OTL materially fails to comply with the confidentiality duties under Clause 13;

Without prejudice to any other rights or remedies available under this Agreement or at Applicable Law, OTL may forthwith terminate this Agreement upon written notice pursuant to Article 1456 of the Italian Civil Code in any of the following circumstances, to be also deemed as material breaches:

(a) MolMed uses the Arising OTL IPR and the OTL Background IPR  outside the scope of this Agreement and/or not in compliance with the material limitations prescribed hereunder;

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(b)MolMed materially fails to comply with the confidentiality duties under Clause 13.

OTL shall have the right, without prejudice to its other rights or remedies, to terminate this Agreement with immediate effect if MolMed fails to keep or loses its license to manufacture Product or MolMed receives an unsatisfactory audit report from Regulatory Authorities which OTL can demonstrate  i) places MolMed at risk of losing its manufacturing license and ii)  that have a significant material impact on OTL ability to perform its clinical trial or commercial supply of Drug Product.

b)	Termination for Insolvency

Each Party (the First Party) shall have the right, without prejudice to its other rights or remedies, to terminate this Agreement by written notice to the other Party (the Second Party) if any bona fides step, process, application, filing in court, order, proceeding, notice or appointment is taken or made by or in respect of the First Party for a moratorium, composition, compromise or arrangement with creditors, administration, liquidation (other than for the purposes of amalgamation or reconstruction), dissolution, receivership (administrative or otherwise), distress or execution, or the First Party becomes insolvent or is deemed unable to pay its debts as they fall due, or anything analogous to the foregoing occurs in any applicable jurisdiction.

In circumstances whereby MolMed is the Second Party, OTL shall have the right, without prejudice to its other rights or remedies, to enter MolMed premises to collect and obtain its OTL Materials and/or Products.

c)	Termination for Default Change of Control of MolMed

OTL shall have the right, without prejudice to its other rights or remedies, to terminate this Agreement with immediate effect by written notice to MolMed if there is a Default Change of Control of MolMed.

d)	Termination by OTL for Convenience

OTL may terminate this Agreement (either in whole or with respect to any one or more Indication) for convenience at any time provided that it gives MolMed written notice of such termination at least  twelve (12) months prior to the date on which such termination would take effect.

e)	Termination by MolMed for Convenience

MolMed may terminate this Agreement for convenience at any time provided that it gives OTL written notice of such termination at least twenty-four (24) months prior to the date on which such termination would take effect.  MolMed may not give notice to terminate for convenience through the first  twenty four (24) month period in accordance with Clause 18.1(a).

18.3	Consequences of Expiry or Termination
a)	Cessation of Obligations

Save as expressly provided in this Clause 18.3 upon expiry or termination of this Agreement for any reason each Party’s rights and obligations under this Agreement shall immediately terminate.

MolMed shall fulfill any Product Orders (i) received from OTL prior to OTL or MolMed receiving a termination notice hereunder, or during the termination notice period, provided that the estimate date of completion does not exceed the expiry or termination date.

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b)	Post-Termination Licence Grants

Upon termination of this Agreement for any reason:

i)	the licences granted by [***] shall automatically and immediately terminate; and
ii)	the licence granted to [***] shall continue in full force and effect;
iii)	the licences granted by [***] shall continue in full force and effect for [***] at the time of termination;
iv)	the MolMed Enablement Licence [***] with respect to the [***] Field if the termination is by OTL pursuant to Clause 18.2(a) (Termination for Cause);
v)	the MolMed Enablement Licence [***] with respect to the [***] Field if the termination is for any reason not covered by sub paragraph iv) above.
c)	Termination Payments

If this Agreement is terminated:

a)

by OTL pursuant to Clauses 18.2(a) (Termination by OTL for Cause) or or by MolMed pursuant to Clauses 18.2 (e) (Termination by MolMed for convenience), or by OTL pursuant to Clause 18.2 (c) (Termination for Default Change Control of MolMed) MolMed shall reimburse OTL an amount equal to:

A. [***];

B. [***]; and

C. [***].

D.  OTL shall pay MolMed [***].

b) by OTL pursuant to Clause d) (Termination by OTL for Convenience) or by MolMed pursuant to Clause d) (Termination by MolMed for Cause):

A. OTL shall not be entitled to  [***]; and

B. OTL shall [***] and;

C. OTL shall [***].

d)	Technology Transfer

Upon termination of this Agreement for any reason, MolMed shall transfer and deliver to OTL (or the applicable TT Nominee) such Relevant Know-How as is reasonably required by OTL (or its applicable TT Nominee) in order for OTL (or the TT Nominees, as applicable) to assume responsibility for the provision of services equivalent to the Services being provided by MolMed to OTL as at the date of termination, in accordance with the technology transfer protocol to be agreed between the Parties. OTL shall [***]. In the event of termination [***].

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

e)	Return of Confidential Information

Subject to Clause18.3(f) and (g), the Receiving Party, at its own cost and expense, shall within [***] Business Days after the date of termination return or otherwise destroy (at the election of the other Party) the Confidential Information (including all such documents containing such Confidential Information) of the Disclosing Party, provided that the Receiving Party may retain one (1) copy of the Disclosing Party’s Confidential Information in accordance with Clause 13 solely for the purpose of monitoring compliance with the terms of this Agreement. The foregoing shall not require the Receiving Party to access and remove any Confidential Information of the Disclosing Party located in any archived back up electronic mail tapes so long as such archived backup electronic mail tapes are not accessible in the ordinary course of business of the Receiving Party and provided that such archived back-up electronic tapes shall continue to be the Confidential Information of the Receiving Party and shall remain subject to the terms of Clause 13.

f)	Right to Retain MolMed Enablement Know-How

The Parties agree that, due to OTL's perpetual, irrevocable rights under the MolMed Enablement Licence, nothing in Clause 16.3(f) shall require OTL to return any MolMed Enablement Know-How to MolMed.

g)	Right to Retain Arising General OTL IPR

The Parties agree that nothing in Clause 18.3 shall require MolMed to return any Arising General OTL IPR to OTL.

18.4	Accrued Rights; Surviving Provisions of this Agreement
a)

Termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination including, [***] and any and all damages arising from any breach hereunder. Termination of the Agreement shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.

The provisions of Clauses

[***]

, shall survive the termination of this Agreement for any reason, in accordance with their respective terms and conditions, and for the duration stated, and where no duration is stated, shall survive indefinitely. Any provision of this Agreement that expressly or by implication is intended to come into or continue in force on or after termination or expiry of this agreement shall remain in full force and effect.

19.	Dispute Resolution
19.1

Any dispute, claim or controversy arising out of, relating to or having connection with this Agreement (including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it) (each, a Dispute), shall be resolved in accordance with this Clause 19 and Clause 20.1.

19.2	Any Dispute shall be referred for resolution by either Party to the Joint Operating Committee for resolution and, depending on the timing of the next Joint Operating Committee meeting, the Parties

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

shall determine (acting reasonably and in good faith) whether it is necessary to call an emergency meeting of the Joint Operating Committee to consider the Dispute. If the Dispute cannot be resolved by the Joint Operating Committee within [***] Business Days after the Dispute has been referred to it for resolution, either Party may give notice to the other Party in writing that a Dispute has arisen (Dispute Notice).

19.3

Within [***] Business Days after the date of receipt of the Dispute Notice, each Party shall refer the Dispute to a relevant senior executive that it nominates for the purposes of resolving the Dispute. If the Dispute is not resolved by agreement in writing between the Parties [***] Business Days after the date of receipt of the Dispute Notice, the Dispute may at either Party’s request be referred to the tribunal of Milan in accordance with Clause 20.1

19.4

This Clause 19 and Clause 20.1 does not limit either Party's right to seek interim relief against the other Party (such as an injunction) through the Italian courts to protect its rights and interests, or to enforce the obligations of the other Party.

19.5

Notwithstanding the foregoing, this Clause 19 shall not apply to any dispute in relation to which Clause 5.2 (non-conforming batch disagreements) of Schedule 1 and Clause 5.2 non-conforming batch disagreements) of Schedule 2 applies.

20.	Miscellaneous
20.1	Governing Law & Jurisdiction

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of Italy  without giving effect to any choice of law or conflict of law provisions. The Parties consent to the exclusive jurisdiction and venue in the tribunal of Milan.

20.2	Amendments

Any amendment of this Agreement shall not be binding on the Parties unless set out in writing, expressed to amend this Agreement and signed by authorised representatives of each of the Parties.

20.3	Human Biological Sample Management

Each Party represents and warrants that it complies with and will continue to comply with all Applicable Laws, regulations, codes of practice and guidance relating to the collection, storage, use and disposal of Human Biological Samples and Data (the Regulatory Requirements) for use in the performance of the Services hereunder and that the appropriate consent at the material time (as required by the Regulatory Requirements) has on all occasions been given and will be obtained in the future in respect of all Human Biological Samples and Data to be collected, transferred, stored, used and disposed of after the date of this Agreement in connection with such Services.

20.4	Privacy

In order to fulfil their obligations pursuant to this Agreement and, in particular, to (i) carry out any activity provided by law or regulations, (ii) handle bookkeeping, orders, invoicing and any disputes and (iii) store documents as required by Applicable Law, the Parties confirm the receipt of adequate privacy notice with reference to their respective employees’ personal data treatment, if any.

20.5	Non solicitation During the term of this Agreement and for a period of [***] thereafter, each of the Parties agrees not to seek to induce or solicit any employee of the other party or its Affiliates

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

to discontinue his or her employment with the other party or its Affiliate in order to become an employee or an independent contractor of the soliciting party or its Affiliate; provided, however, that neither party shall be in violation of this Section 20.5 as a result of making a general solicitation for employees or independent contractors, or hiring any person who independently responds to any such general solicitation.  For the avoidance of doubt, the publication of an advertisement shall not constitute solicitation or inducement.

20.6	Ethical Standards and Human Rights
a)	Unless otherwise required or prohibited by law, MolMed warrants that so far as it is aware in relation to the provision of Services under the terms of this Agreement:
i.

it does not employ engage or otherwise use any child labour in circumstances such that the tasks performed by any such child labour could reasonably be foreseen to cause either physical or emotional impairment to the development of such child;

ii.	it does not use forced labour in any form (prison, indentured, bonded or otherwise) and its employees are not required to lodge papers or deposits on starting work;
iii.

it provides a safe and healthy workplace, presenting no immediate hazards to its employees. Any housing provided by MolMed to its employees is safe for habitation. MolMed provides access to clean water, food, and emergency healthcare to its employees in the event of accidents or incidents at MolMed's workplace;

iv.	it does not discriminate against any employees on any ground (including race, religion, disability or gender);
v.	it does not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and does not use cruel or abusive disciplinary practices in the workplace;
vi.	it pays each employee at least the minimum wage, or a fair representation of the prevailing industry wage, (whichever is the higher) and provides each employee with all legally mandated benefits;
vii.	it complies with the laws on working hours and employment rights in the countries in which it operates; and
viii.	it is respectful of its employees right to join and form independent trade unions and freedom of association.
b)

MolMed agrees that it is responsible for controlling its own supply chain and that it shall encourage compliance with ethical standards and human rights by any supplier of goods and services that are used by MolMed when performing its obligations under this Agreement.

c)

MolMed shall ensure that it has ethical and human rights policies and an appropriate complaints procedure to deal with any breaches of such policies. In the case of any complaints, MolMed shall report the alleged complaint and proposed remedy to OTL.

d)

OTL reserves the right upon reasonable notice (unless inspection is for cause, in which case no notice shall be necessary) to enter upon MolMed's premises to monitor compliance by MolMed of the warranties set out in Clause 14 and MolMed shall, subject to compliance with Applicable Law, furnish OTL with any relevant documents requested by OTL in relation thereto.

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

OTL acknowledges that MolMed has adopted a Code of Ethics available on MolMed’s  website, which MolMed will adhere to.

MolMed acknowledges that OTL has adopted a Code of Ethics available on OTL’s  website, which OTL will adhere to.

20.7	Assignment and Subcontracting
a)

Subject to Clause 20.7 (b) and 20.7 (c), neither Party may assign, transfer or otherwise dispose of any of its rights or subcontract, transfer (including by way of novation) or otherwise dispose of any of its obligations under this Agreement without the prior written consent of the other Party.

b)

Nothing in this Agreement shall prevent or restrict OTL from assigning, transferring, novating or otherwise disposing of any of its rights or from subcontracting, transferring, novating or otherwise disposing of any of its obligations under this Agreement to an Affiliate of OTL or to any Person acquiring the whole or any part of OTL’s business or assets to which this Agreement relates.

c)	MolMed shall not subcontract any part of its obligations under this Agreement without OTL's prior written consent, which shall not be unreasonably withheld or delayed.

d) MolMed shall be responsible for all acts and omissions of the Subcontractors as fully as if they were the acts and omissions of MolMed or its employees or agents. MolMed shall be OTL’s sole point of contact for the performance of MolMed's obligations under this Agreement.

e) OTL acknowledges that MolMed shall not be responsible for any delay arising from any Approved Subcontractor Provided that MolMed shall promptly notify OTL in writing of delay, the cause and the likely duration of the delay and use all reasonable endeavours to limit the effect of that delay.

It is clearly understood that [***]. Notwithstanding anything to the contrary under this Agreement [***].

20.8	Force Majeure

Neither Party shall be liable to the other Party for any delay or non-performance of its obligations under this Agreement arising directly from any event beyond its reasonable control including, without limitation: shortage of materials, governmental act, act of terrorism, war, fire, earthquake, flood, or other natural disasters, embargo, riot, sabotage, strike (other than of its own employees), explosion or civil commotion lack or failure of transport facilities, currency restrictions, or events caused by reason of laws, regulations or orders by any government, governmental agency or instrumentality, or failure of third party delivery (which are not related to facts, events or conditions that would also be a breach by such Party of its obligation under this Agreement) (Force Majeure Event).

a)	If a Force Majeure Event occurs, the affected Party shall:
-	promptly notify the other Party in writing of the cause of the delay or non-performance and the likely duration of the delay or non-performance; and
-	use all reasonable endeavours to limit the effect of that delay or non-performance on the other Party.
b)	In case of a Force Majeure Event, the time for performance required by a Party under this Agreement shall be extended for any period during which the performance is prevented by the

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CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

event. However, the other Party may terminate this Agreement by notice if such an event prevents performance continuously for more than [***] days.
20.8	Notices:

All requests, notices, approvals consents (collectively and individually referred to as “Notice”) to be given under this Agreement shall be in writing and, unless otherwise expressly provided in this Agreement, shall be served personally,  by pre-paid registered post or courier with return receipt requested to the address of the intended addressee as set out hereunder or to such other address as may be notified to the other Party in writing:

If to OTL: Orchard Therapeutics (Europe) Limited 108 Cannon Street, London, EC4N 6EU [***]	If to MolMed MolMed S.p.A. Via Olgettina 58 20132 Milano [***]

This Clause shall not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or claim arising out of or in connection with this Agreement.

20.9	Costs and Expenses

Except as otherwise provided in this Agreement, each Party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this Agreement.

20.10	Waiver
(a)

The rights of each Party under this Agreement: i) may be exercised as often as necessary; ii) unless otherwise expressly provided in this Agreement, are cumulative and not exclusive of rights or remedies provided by law; and iii) may be waived only in writing and specifically.

(b)	Delay in exercise or non-exercise of any such right is not a waiver of that right.
(c)

A waiver (whether express or implied) by one of the Parties of any of the provisions of this Agreement or of any breach of or default by the other Party in performing any of those provisions shall not constitute a continuing waiver and that waiver shall not prevent the waiving Party from subsequently enforcing any of the provisions of this Agreement not waived or from acting on any subsequent breach of or default by the other Party under any of the provisions of this Agreement.

20.11	Severability

If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. The invalidity or unenforceability of any term of or any right arising pursuant to this Agreement shall not adversely affect the validity or enforceability of the remaining terms and rights.

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20.12	Entire Agreement
a)

This Agreement, together with the Schedules and Annexes hereto, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersede and terminate all prior agreements and understanding between the Parties with respect to the subject matter hereof.

b)

Subject to Clause 20.12 (c), each party acknowledges that in entering into this Agreement it has not relied on any covenant, warranty, representation, collateral contract or other assurance, either oral or written, (other than as set forth herein and therein) made by or on behalf of the other Party before the Effective Date. Each Party waives all rights and remedies which, but for this Clause 18, might otherwise be available to it in respect of any such covenant, warranty, representation, collateral contract or other assurance.

c)	Nothing in Clause 20.12 (b) limits or excludes any liability for fraud.
20.13	Independent Contractors

Nothing in this Agreement shall be deemed to constitute a partnership between the Parties, nor constitute either Party the agent of the other Party for any purpose.

20.14	Counterparts

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any Party (including any duly authorised representative of a Party) may enter into this Agreement by executing a counterpart.

20.15	Brexit

If the United Kingdom withdraws from the EU and such withdrawal have a material effect on the activities contemplated under this Agreement, the rights or obligations of either Party hereunder (including fiscal and economic effects or excessive burden) the Parties shall negotiate in good faith an adjustment or amendment to the terms hereof if necessary to preserve each Party’s rights hereunder as such rights were reasonably contemplated by the Parties as of the Effective Date. For clarity, a withdrawal from the EU by the United Kingdom, shall not constitute a Force Majeure Event.

The following Annexes shall form integral part of this Supply Agreement:

Schedule 1 – Manufacturing Services (Viral Vector)

Schedule 2 – Manufacturing Services (Drug product)

Schedule 3 – Development Services & Technology Transfer Services

Schedule 4 – Exclusive Transduction Suite

Schedule 5 - OTL Materials and Critical Material

Schedule 6 – Specific Equipment

Schedule 7 - Deliverables

45

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 8 - Fixed Fees

Schedule 9 – Non Enablement Know- How

Schedule 10 – Cost Responsibility Matrix

46

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives as of the Effective Date.

Signatories

ORCHARD THERAPEUTICS (EUROPE) Limited

By: /s/ John Ilett

Name: John Ilett

Title Chief Legal Officer

MOLMED S.p.A.

By: /s/ Riccardo Palmisano

Name: Riccardo Palmisano

Title: CEO

47

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 1 – Manufacturing Services (Viral Vector)

[***]

48

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 2 – Manufacturing Services (Drug product)

[***]

49

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 3 – Development Services & Technology Transfer Services

[***]

50

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 4 – Exclusive Transduction Suite

[***]

51

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 5 - OTL Materials and Critical Material

[***]

52

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 6 – Specific Equipmentd

[***]

53

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 7 – Deliverables

[***]

54

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 8 – Fixed Fees

[***]

55

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 9 – Non Enablement Know- How

[***]

56

CERTAIN IDENTIFIED INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY “[***]”,  HAS BEEN EXCLUDED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 10 – Cost Responsibility Matrix

[***]

57